UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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☑    Definitive Proxy Statement

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☐    Soliciting Material Pursuant to §240.14a-12

SCIENTIFIC-ATLANTA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 27, 2004

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Scientific-Atlanta, Inc. to be held on Wednesday, November 3, 2004, at 9:00 a.m., local time, at our offices located at 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044. At this year’s meeting, the shareholders will consider the following:

1.	The election of three directors;

2.	The ratification of selection of the independent accountant; and

3.	Such other matters as may properly come before the meeting and at any adjournments thereof.

This year we are including the Scientific-Atlanta Code of Conduct as an appendix to the proxy materials for the 2004 annual meeting. The Code of Conduct is our longstanding policy regarding ethics and business conduct and includes CORE VALUES based on INTEGRITY, HONESTY and RELIABILITY. We believe that adherence to these core values will help us to grow and expand the opportunities for both Scientific-Atlanta and our employees. This Code of Conduct applies to all our directors and employees because we believe that their cooperation and support are required to maintain our standards of conduct and integrity and are necessary for us to adhere to high ethical, moral, legal and business standards.

We look forward to seeing you at the annual meeting.

Sincerely,

Michael C. Veysey

Senior Vice President and Secretary

Scientific-Atlanta, Inc., 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044

SCIENTIFIC-ATLANTA, INC.

2004 ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

SCIENTIFIC-ATLANTA, INC.

2004 ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF ANNUAL MEETING

Time:	9:00 a.m., Wednesday, November 3, 2004

Place:	Scientific-Atlanta, Inc. 5030 Sugarloaf Parkway Lawrenceville, GA 30044

Items of Business:	1. Elect the following directors:
• James I. Cash, Jr.
• James F. McDonald
• Terence F. McGuirk

2. Ratify the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 1, 2005.

3. Transact such other business as may properly come before the meeting and any adjournment.

Who May Vote:	You can vote if you were a shareholder of record at the close of business on September 15, 2004.

Documents:	A proxy solicited by our Board, our Notice of 2004 Annual Meeting, our 2004 Proxy Statement and our 2004 Annual Report are included in this mailing.

Proxy Voting:	Your vote is important. Please vote in one of these ways:

1. Visit the web site listed on your proxy card;

2. Use the toll-free telephone number listed on your proxy card; or

3. Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

Electronic Delivery:	During this year’s voting process you may consent to receive future annual meeting materials on the Internet, instead of using the traditional paper-based delivery system. You may access electronic copies of the 2004 annual meeting materials on Scientific-Atlanta’s investor relations web site at www.scientificatlanta.com under the button labeled “Investor Relations.”

By Order of the Board of Directors, Michael C. Veysey, Secretary, September 27, 2004.

i

SCIENTIFIC-ATLANTA, INC.

PROXY STATEMENT FOR THE

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 3, 2004

GENERAL INFORMATION

Why am I receiving these annual meeting materials?

The Board of Directors of Scientific-Atlanta is providing these materials to you in connection with our 2004 Annual Meeting of Shareholders. As a shareholder, you are invited to attend the meeting and are entitled to vote on the proposals described in this proxy statement.

The meeting will be held at 9:00 a.m., local time, on November 3, 2004 at our principal office located at 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044. These proxy materials are first being mailed to shareholders on or about September 27, 2004.

What is the purpose of the annual meeting?

At the annual meeting, the shareholders will act upon the matters outlined in the notice of meeting, including the election of three directors and ratification of the selection of independent accountant. Our Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board; and

•	“FOR” the ratification of selection of independent accountant.

In addition, on our proxy card you are being asked to consent to access future proxy material electronically on the Internet rather than receive paper copies in the mail. Our management will also report on the performance of Scientific-Atlanta during fiscal year 2004 and respond to questions from shareholders.

Where can I find out more about Scientific-Atlanta’s corporate governance initiatives?

The Board of Directors is responsible for establishing broad corporate policies and monitoring the overall performance of Scientific-Atlanta. The documents relating to the 2004 Annual Meeting of Shareholders, corporate governance policies established by the Board and other board governance information, including the following, can be found on Scientific-Atlanta’s investor relations web site at www.scientificatlanta.com under the button labeled “Investor Relations”:

•	Our Code of Conduct which applies to our directors and all employees, including the senior financial officers (attached to these proxy materials as Appendix A);

•	Our Board Corporate Governance Guidelines (attached to these proxy materials as Appendix B);

•	The charters for our Audit Committee, Governance and Nominations Committee and the Human Resources and Compensation Committee (HRCC);

•	Information regarding Scientific-Atlanta’s Audit Committee hotline;

•	Section 16 filings of Scientific-Atlanta’s directors and executive officers in accordance with Section 403 of the Sarbanes-Oxley Act; and

•	Information regarding our compliance officer and internal audit function.

Our Code of Conduct, Board Corporate Governance Guidelines and the charters for our Audit Committee, Governance and Nominations Committee and HRCC are available in print to any shareholder who requests such printed version in writing addressed to Office of General Counsel, Scientific-Atlanta, Inc., 5030 Sugarloaf Parkway, Lawrenceville, GA 30044.

Who may vote?

All shareholders of record as of the close of business on the record date of September 15, 2004 may vote. As of September 15, 2004, we had 153,459,704 shares of common stock outstanding and entitled to vote.

How much does each share count?

Each share of Scientific-Atlanta common stock, $0.50 par value per share, is entitled to one vote. The presence at the meeting, in person or by proxy, of a majority of the shares of common stock outstanding on the record date will constitute a quorum at the meeting. Abstentions and broker non-votes will be counted to determine a quorum.

What does it mean if I receive more than one proxy card?

You will receive a proxy card for each account you have. Please vote proxies for all accounts to ensure that all your shares are voted.

How do I give voting instructions?

If your shares are registered directly in your name with Scientific-Atlanta’s transfer agent, The Bank of New York, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you. If you are the shareholder of record, you may attend the annual meeting and give instructions in person. You may also give voting instructions via the Internet, telephone or mail as described below. The proxy committee, named on the enclosed proxy card, will vote all properly executed proxies that are delivered pursuant to this solicitation and not subsequently revoked in accordance with the instructions given by you.

If your shares are held in a stock brokerage account or by a bank or other nominees, you are considered the beneficial owner of such shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares. As the beneficial owner, you are invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you have obtained a signed proxy from the record holder giving you the right to vote the shares.

How do I vote via the Internet?

If you are a shareholder of record, the web site for Internet voting is shown on your proxy card. Internet voting is available 24 hours a day, seven days a week. You will be given the opportunity to confirm that your instructions have been properly recorded, and you can consent to view future proxy statements and annual reports on the Internet instead of receiving them in the mail. If you vote on the Internet, you do NOT need to return your proxy card. The deadline for voting via the Internet is 5:00 p.m., Atlanta local time, on November 2, 2004. If you are a beneficial owner, or hold your shares in street name, please check your voting instruction card or contact your broker or nominee to determine whether you will be able to vote via the Internet.

How do I vote by telephone?

If you are a shareholder of record, you can vote your shares by telephone by calling the toll-free telephone number shown on your proxy card. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate the shareholder by using individual control numbers. If you vote by telephone, you will also be given the opportunity to consent to view future proxy statements and annual reports on the Internet instead of receiving them in the mail. If you vote by telephone, you do NOT need to return your proxy card. The deadline for voting by telephone is 5:00 p.m., Atlanta local time, on November 2, 2004. If you are a beneficial owner, or hold your shares in street name, please check your voting instruction card or contact your broker or nominee to determine whether you will be able to vote by telephone.

How do I vote by mail?

If you are a shareholder of record, you may simply mark the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you wish to consent to view future proxy statements and annual reports on the Internet, check the box provided on the card.

If you hold your shares in street name, you must sign the voting instruction card provided by your broker or nominee and mail it in the accompanying postage-paid envelope. If you wish to view future proxy statements and annual reports electronically, please contact your broker or nominee.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms have the authority under the New York Stock Exchange rules to vote customers’ unvoted shares, which are referred to as broker non-votes, on certain routine matters. At the meeting, shares represented by broker non-votes will be counted as voted by the brokerage firm in the election of directors and the ratification of selection of independent accountant, but will not be counted for any other matters to be voted on because these other matters are not considered routine. If you hold your shares directly in your name, they will not be voted if you do not provide a proxy.

What if I return my proxy card but do not provide voting instructions?

If you sign and return your proxy, but do not provide voting instructions, your shares will be voted “FOR” the election of the nominee directors named in this proxy statement and “FOR” the ratification of selection of independent accountant. In addition, the holders of the proxies will vote in their discretion on any other matters properly presented.

How can I revoke a proxy?

You may revoke a proxy by any one of the following three actions:

1.	delivering an instrument revoking the proxy to our Secretary,

2.	delivering a later dated proxy to our Secretary, or

3.	voting in person.

Attendance at the annual meeting, in and of itself, will not constitute a revocation of a proxy.

Who will bear the cost of soliciting votes for the meeting?

We have engaged Morrow & Co., Inc. to assist in the solicitation of proxies from brokers, banks and their nominees which are shareholders of record, at a cost of approximately $8,000 plus reasonable expenses. We will pay the costs of this solicitation, including the cost of preparing and mailing this proxy statement. In addition to solicitations by mail, our directors and regular employees may solicit proxies in person or by telephone or other method. In such case, these directors or employees, as the case may be, would not receive any compensation in addition to their regular compensation as directors or employees for such solicitation.

Who counts the votes?

Votes cast by proxy or in person at the annual meeting will be counted by the persons appointed by us to act as the inspectors of election for the meeting. All proxies and other voting materials are kept confidential and are not disclosed to us, subject to standard exceptions.

What are some of the considerations relating to electronic access of annual meeting materials?

The following are some things to note about electronic access of future annual meeting materials:

•	Choosing online access of future annual meeting materials is voluntary.

•	Accessing your Scientific-Atlanta annual meeting materials online requires that you have access to the Internet, which may result in charges to you from your Internet service provider and/or telephone companies.

•	If you elect to access future annual reports and proxy material on the Internet, you will still receive a paper copy of the notice of annual meeting of shareholders and a proxy card in the mail to vote your shares. The proxy card will contain the Internet address for viewing the annual report and proxy statement, and instructions for electronic voting.

•	Your consent will be effective for accessing all future Scientific-Atlanta annual reports, notices of annual meeting and proxy statements, and will continue in effect unless it is revoked by you.

•	You may revoke your election if you change your mind after consenting by calling 1-800-524-4458. Also, even if you elect to view our annual meeting materials online, you will still be able to request printed copies of the annual report and proxy statement.

•	If you do not sign up for this service, you will continue receiving paper copies of these documents by U.S. mail.

Whether you register for Internet access to the annual meeting documents or not, you will be able to choose how you want to vote your shares: via telephone, Internet or U.S. mail.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Scientific-Atlanta articles of incorporation provide for the division of the Board into three classes, with the directors in each class serving for a term of three years. The nominees for director to be elected to serve until the annual meeting of shareholders in 2007 are: James I. Cash, Jr., James F. McDonald and Terence F. McGuirk. All of the nominees for election as directors at this meeting, and all directors whose term of office will continue after the annual meeting, are currently directors of Scientific-Atlanta.

Directors are elected by a plurality of the votes cast at the annual meeting in person or by proxy by the holders of shares entitled to vote in the election. Votes may be cast for or withheld from each nominee. Abstentions may not be specified with respect to the election of directors. The withholding of authority by a shareholder will not be counted in computing a plurality and thus will have no effect on the results of the election of such nominees.

The Board is informed that all of the nominees are willing to serve as directors, but if any of them should decline or be unable to act as a director, the persons designated as proxy holders in the accompanying proxy card(s) (or their substitutes) will vote for such substitute nominee or nominee(s) as may be designated by the Board unless the Board reduces the number of directors accordingly.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES.

NOMINEES FOR TERMS EXPIRING IN 2007

JAMES I. CASH, JR.                              Director since 2001

                                                                        Age 56

Dr. Cash served on the Harvard Business School faculty from 1976 to September 2003 and as chairman of the MBA program from 1992 to 1995. Dr. Cash is a director of The Chubb Corporation, General Electric Company, Microsoft Corporation and Phase Forward Incorporated.

JAMES F. McDONALD                        Director since 1993

                                                                        Age 64

Mr. McDonald has served as President and Chief Executive Officer of Scientific-Atlanta since July 1993 and Chairman of the Board of Scientific-Atlanta since November 2000. Mr. McDonald is a director of Burlington Resources, Inc., Mirant Corporation and NDCHealth Corporation.

TERENCE F. McGUIRK                      Director since 2001

                                                                        Age 53

Mr. McGuirk has served as Vice Chairman of Turner Broadcasting System, Inc., a subsidiary of Time Warner Inc. and a producer of news and entertainment products and provider of programming for the basic cable industry, since April 2001. In addition, as Chairman and President of the Atlanta Braves, he has maintained executive oversight of all aspects of this baseball franchise, including player personnel, team operations and Turner Field, since April 2001. From 1996 to 2001, Mr. McGuirk was Chairman and Chief Executive Officer of Turner Broadcasting System, Inc. Mr. McGuirk is a director of Haverty Furniture Companies, Inc.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2005

DAVID W. DORMAN                            Director since 1998

                                                                        Age 50

Mr. Dorman has been Chairman of the Board and Chief Executive Officer of AT&T Corp., a company that provides internet and transaction-based voice and data services, since November 2002. Mr. Dorman was President of AT&T from 2000 to 2002 and the Chief Executive Officer of Concert, a former global venture created by AT&T and British Telecommunications, from 1999 to 2000. Mr. Dorman was Chairman, President and Chief Executive Officer of PointCast, Inc., an internet software company, from 1997 to 1999. Mr. Dorman is a director of AT&T.

WILLIAM E. KASSLING                    Director since 1990

                                                                        Age 60

Mr. Kassling has served as Chairman of the Board of Westinghouse Air Brake Technologies Corporation, which is doing business as Wabtec Corporation and is a provider of equipment and services for the global rail industry, since 1990. Since May 2004, he has also served as Wabtec’s President and Chief Executive Officer. He previously served as Chief Executive Officer of Wabtec from March 1990 to February 2001. Mr. Kassling is a director of Aearo Corporation and Parker-Hannifin Corporation.

MYLLE H. MANGUM                           Director since 1993

                                                                        Age 56

Ms. Mangum has served as Chief Executive Officer of International Banking Technologies, a provider of branch banking solutions, since October 2003. From July 2002 to October 2003, Ms. Mangum served as Chief Executive Officer of True Marketing Services, LLC, a marketing services company. She was Chief Executive Officer of MMS Incentives, LLC, a private equity company concentrating on high-tech marketing solutions, from May 1999 to June 2002. Ms. Mangum is a director of Barnes Group, Inc., Haverty Furniture Companies, Inc., Payless ShoeSource, Inc., Respironics, Inc. and Emageon UV, Inc.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2006

MARION H. ANTONINI                      Director from 1990-2002 and

                                                                        since February 2003

                                                                        Age 74

Mr. Antonini served as director of Scientific-Atlanta from 1990 until he retired in November 2002. In February 2003, the Board of Directors re-elected Mr. Antonini as a director. Mr. Antonini has been a Principal in Kohlberg & Company, a private merchant banking firm, since March 1998 and has served as a director and an executive for many companies in which Kohlberg & Co. held an interest. One of these, Printing Arts America, a private commercial printing company, filed a Chapter 11 bankruptcy petition in October 2001, within two years of Mr. Antonini’s resignation as its President. Mr. Antonini is a director of Engelhard Corporation, Orion Food Systems, L.L.C. and Redaelli Tecna S.p.A.

DAVID J. McLAUGHLIN                    Director since 1987

                                                                        Age 68

Mr. McLaughlin has been President and Chief Executive Officer of Pentacle Press LLC, a publishing and research company, since December 1999. He served as Vice Chairman of Troy Biosciences Incorporated, a company that develops and markets insect control products, from January 2000 to December 2002, and as President and Chief Executive Officer of Troy Biosciences Incorporated from July 1996 through 1999. He is a director of Smart & Final, Inc. and Troy Biosciences Incorporated.

JAMES V. NAPIER                                 Director since 1978

                                                                        Age 67

Mr. Napier served as the Chairman of Scientific-Atlanta’s Board of Directors from November 1992 to November 2000. Mr. Napier is a director of Engelhard Corporation, Intelligent Systems, Inc., McKesson Corporation, Vulcan Materials Company and Wabtec Corporation.

SAM NUNN                                                  Director since 1997

                                                                        Age 66

Mr. Nunn has served as Co-Chairman and Chief Executive Officer of the Nuclear Threat Initiative, a charitable organization working to reduce the global threats from nuclear, biological and chemical weapons, since January 2001. Mr. Nunn also has served on the faculty at the School of International Affairs at Georgia Institute of Technology since 1997. From 1997 to December 2003, Mr. Nunn was a partner in the law firm of King & Spalding LLP, which represented us in certain legal matters during fiscal year 2004 and is expected to represent us on a variety of legal matters during fiscal year 2005. Mr. Nunn is a director of ChevronTexaco Corporation, The Coca-Cola Company, Dell Inc., General Electric Company, and Internet Security Systems, Inc.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors engages in active, independent and informed oversight of Scientific-Atlanta’s business and affairs, including its senior management, and it has taken actions to set the overall corporate tone for ethical behavior, sound business practices and quality financial reporting.

The Board has adopted the Board Corporate Governance Guidelines attached to this Proxy Statement as Appendix B, which contains a process for shareholders to send communications to the Board and the non-management directors, and sets forth the policy with regard to board members’ attendance at annual meetings. The Board Corporate Governance Guidelines can also be found on the Company’s Internet website at www.scientificatlanta.com. Under these Board Corporate Governance Guidelines, the Board has adopted the categorical standards for independence set forth in the applicable New York Stock Exchange rules, and the Board has determined that each director, except for Mr. McDonald, is independent under these standards. In addition, under the Board Corporate Governance Guidelines, the non-management directors meet at least four times annually with the presiding director of these sessions rotating among the committee chairs.

The Board met five times during fiscal year 2004 to consider matters related to the business of Scientific-Atlanta. Each director attended 75 percent or more of the aggregate of the total number of meetings of the Board and the committees of which he or she was a member during the portion of fiscal year 2004 that he or she served as a director or committee member. All directors attended the Company’s 2003 annual meeting of shareholders.

The Board has a standing Audit Committee, Executive Committee, Governance and Nominations Committee, Human Resources and Compensation Committee (“HRCC”), and Pension Investment Committee. The table below provides membership information for each of the standing committees:

Name	Audit	Executive	Governance & Nominations	HRCC	Pension

Marion H. Antonini	•				•

James I. Cash, Jr.				•	•

David W. Dorman			•		•

Mylle H. Mangum	•		■	•

William E. Kassling	■	•	•

James F. McDonald		•

Terence F. McGuirk			•	■

David J. McLaughlin	•			•

James V. Napier	•	■	•

Sam Nunn		•			■

■ Member and Committee Chair                                  • Member

Audit Committee

The Audit Committee assists the Board in its oversight of Scientific-Atlanta’s accounting and financial reporting processes, including the following:

•	The integrity of the financial statements and information, including the audited annual and the unaudited quarterly financial statements;

•	The independence, qualifications, performance and compensation of the independent accountant;

•	The performance of the internal audit function; and

•	The compliance with laws, regulations and internal company policies and the performance of the chief compliance officer.

The Audit Committee met six times during fiscal year 2004. All of the members of the Audit Committee are independent under Section 301 of the Sarbanes-Oxley Act. In addition, all Audit Committee members meet the independence and financial literacy and related financial management expertise requirements under the New York Stock Exchange (“NYSE”) listed company rules. The Governance and Nominations Committee has determined that at least one Audit Committee member, Mr. Napier, satisfies the financial expert criteria adopted by the Securities and Exchange Commission (“SEC”) under Section 407 of the Sarbanes-Oxley Act. The Board has considered that Mr. Napier serves as a member of more than three audit committees of publicly-held companies and has determined that such service does not impair the ability of Mr. Napier to effectively serve on the Company’s Audit Committee. This Proxy Statement contains the Audit Committee Report, which starts on page 22, and the Audit Committee Charter as Appendix C.

Executive Committee

The Executive Committee acts for the Board between meetings, subject to certain limitations. The Executive Committee met twice during fiscal year 2004.

Governance and Nominations Committee

The purposes of the Governance and Nominations Committee include the following:

•	providing oversight of Board governance;

•	developing and recommending to the Board a set of corporate governance principles applicable to Scientific-Atlanta;

•	making recommendations to the Board as a whole concerning its size, structure and compensation;

•	identifying individuals qualified to become board members; and

•	recommending to the whole Board nominees for the positions of Chairman of the Board, chairmen of the various committees of the Board, and members of the various committees of the Board.

The Governance and Nominations Committee also considers nominations for directors (and will consider nominations by shareholders). The Governance and Nominations Committee considers director candidates recommended by shareholders in accordance with the Board Corporate Governance Guidelines, which is attached to this Proxy Statement as Appendix B, and its charter, which is attached to this Proxy Statement as Appendix D. The Company’s Board Corporate Governance Guidelines sets forth specific minimum qualifications for director nominees, specific qualities and skills that the committee believes are necessary for the Company’s board members to possess, and describes the committee’s process for identifying and evaluating nominees for director, including nominees recommended by shareholders.

During fiscal year 2004, the Governance and Nominations Committee met four times. All of the members of the Governance and Nominations Committee are independent under applicable rules of the NYSE.

Human Resources and Compensation Committee

The HRCC is responsible for determining whether Scientific-Atlanta’s officers and key management personnel are effectively compensated in terms of salaries, bonuses and supplemental compensation benefits, which properly recognize performance, are internally equitable and externally competitive. The HRCC makes determinations as to the compensation and benefits to be paid to Scientific-Atlanta’s officers and key employees. The members of the HRCC meet the independence criteria under applicable rules of the NYSE and the outside director qualifications of Section 162(m) of the Internal Revenue Code, and are deemed non-employee directors for purposes of Section 16 of the Securities Exchange Act of 1934. The HRCC met four times during fiscal year 2004. This Proxy Statement contains the Report of the HRCC, which starts on page 9.

Pension Investment Committee

The Pension Investment Committee monitors the Scientific-Atlanta qualified retirement plans to determine whether they are adequately funded and that funds are properly invested, reviews the performance of firms that provide investment advice and services to Scientific-Atlanta on pension investment matters, and reviews material changes to Scientific-Atlanta’s retirement plans. The Pension Investment Committee met three times during fiscal year 2004.

REPORT OF THE

HUMAN RESOURCES AND COMPENSATION COMMITTEE

Role of the Committee and the Board

The Human Resources and Compensation Committee (HRCC) sets compensation policies for Scientific-Atlanta’s senior management within guidelines set forth in the HRCC charter, which was approved by the Board of Directors. The HRCC evaluates individual and corporate performance from a short-term and long-term perspective, establishes base salaries and approves annual and long-term incentives for all officers, and administers Scientific-Atlanta’s option and incentive plans for executives. The HRCC’s recommendations regarding the compensation of Scientific-Atlanta’s chief executive officer are subject to the approval of the full board.

Compensation Philosophy

Scientific-Atlanta’s executive compensation program is designed to attract, motivate and retain highly qualified executives and to encourage the achievement of superior performance. The program is designed to:

•	Foster a performance-oriented environment with a high level of variable compensation based on the short-term and long-term performance of the individual, team, business unit and Scientific-Atlanta against demanding goals and objectives.

•	Provide total compensation opportunities that exceed industry medians for superior financial results and outstanding personal performance.

•	Align the interests of Scientific-Atlanta’s executives and shareholders through the use of stock-based compensation plans.

Base Salaries

Scientific-Atlanta positions its base salaries to be fully competitive with the range of compensation levels of high-technology companies and with Scientific-Atlanta’s direct business competitors that have similar market characteristics. National surveys and, periodically, outside compensation consultants are utilized by the HRCC when determining such salaries.

In determining whether the base salaries of executives, including the Chief Executive Officer, should be increased, the HRCC takes into account individual performance, performance of the operations directed by that executive, and the positioning of compensation within established salary ranges.

Incentive Compensation

Under Scientific-Atlanta’s compensation philosophy, the majority of variable compensation is intended to be payable under incentive plans. Payments and awards under these incentive plans are based on the achievement of annual and long-term goals and, accordingly, are “at risk.” Executives of Scientific-Atlanta are eligible to participate in the following incentive plans, as determined by the HRCC:

Senior Officer Annual Incentive Plan.    This plan has been designed to qualify as “performance-based” compensation under Internal Revenue Code Section 162(m). Payments under the plan are based upon the achievement of annual goals. The award for Mr. McDonald under the Senior Officer Annual Incentive Plan was determined based on whether Mr. McDonald satisfied the quantitative objectives established by the HRCC earlier in the fiscal year. Mr. McDonald’s award under this plan and the basis for such award are discussed in the “Chief Executive Officer Compensation” section of this report.

Annual Incentive Plan.    Under the Annual Incentive Plan (AIP), awards are made based on company, business unit and/or region results and assessments of individual performance. Quantitative and qualitative objectives are weighted 60 percent and 40 percent, respectively, in setting “target” awards for staff participants and 75 percent and 25 percent, respectively, for business unit participants.

Quantitative objectives, consistent with annual business plans approved by the Board, are used in determining the amount of the award governed by the Company, business and/or business unit performance. Awards under the quantitative portion of the AIP are not made if the minimum thresholds are not met. The HRCC may also take into account non-recurring extraordinary circumstances unrelated to Scientific-Atlanta’s financial performance.

The award for Mr. McDonald under the AIP is discussed in the next section of this report. AIP awards for Messrs. Duke, Ecker, Haislip and Harney were based on the quantitative performance of Scientific-Atlanta, as measured by earnings per share, gross margin, sales (revenue) and working capital, and an assessment of their individual performance against personal qualitative objectives.

Senior Officer and AIP awards for the Chief Executive Officer and the four other most highly compensated executives of Scientific-Atlanta are included in the “Bonus” column of the Summary Compensation Table.

Long-Term Incentive Plan (LTIP).    This plan permits the HRCC to use one or more long-term incentives to motivate excellent long-term performance. In fiscal year 2004, performance-based awards were granted in the form of cash and stock options to 17 key executives, including Messrs. McDonald, Duke, Ecker, Haislip and Harney. These awards will vest over a term of up to ten years, based on improvement in Scientific-Atlanta’s revenue and earnings per share. There was no earn-out in fiscal 2004. The number of options and cash granted are shown in the Summary Compensation Table.

Stock Option Plan.    A larger group of executives and key employees, including the executives named in the Summary Compensation Table, receive grants of stock options under the provisions of the LTIP and the provisions of the 1996 Employee Stock Option Plan. The objective of the grants is to align the interests of executives and key employees with the interests of Scientific-Atlanta’s shareholders by affording the executives and key employees the opportunity of a potentially significant financial benefit if their efforts result in stock price appreciation. The HRCC takes into account the performance of the individual recipient, the number of options previously awarded to any individual participant and Scientific-Atlanta’s grant levels compared to competitive practices, targeting near a median grant posture. Grants made in fiscal year 2004 to Mr. McDonald and the other named executives are shown in the Summary Compensation Table and in the Option Grants in Last Fiscal Year Table. During fiscal year 2004, options for a total of 3,415,395 shares were granted to optionees including new hires.

Policy Relative to Internal Revenue Code Section 162(m)

The Omnibus Budget Reconciliation Act of 1993 (OBRA) limited deductible senior officer annual compensation to $1,000,000, unless the compensation qualifies as “performance-based” compensation under Section 162(m) of the Internal Revenue Code. In general, Scientific-Atlanta will seek to maximize the use of the “performance-based” exemption provided under Section 162(m). The HRCC also believes that inclusion of qualitative (non-quantitative) objectives plays an important role in incentive plans. The HRCC will continue to base a portion of incentive payments on such qualitative assessments, even though they may not meet the Section 162(m) requirements to qualify as “performance-based” compensation.

Stock Ownership

The HRCC believes that significant ownership of Scientific-Atlanta common stock by officers and directors more closely aligns these individuals with Scientific-Atlanta’s other shareholders. As a result, Scientific-Atlanta’s officers and directors agreed during fiscal year 1994 to increase their ownership over time to a level of one times the annual salary for officers (three times in the case of the Chief Executive Officer) and three times the annual retainer for outside directors. As of the end of fiscal year 2004, officers’ holdings averaged 3.3 times base salaries, and outside director holdings averaged 33.4 times annual retainers (based on the closing price of Scientific-Atlanta’s common stock at the end of fiscal year 2004).

Chief Executive Officer Compensation

Effective September 2003, Mr. McDonald’s base salary was increased to $925,000 after having received no increase in base pay in fiscal year 2003.

During fiscal year 2004, Mr. McDonald was granted stock options of 320,000 shares. In combination with the grants of performance-based options and cash, discussed later in this section, the option grant was designed to be fully competitive with grants of long-term incentives to Chief Executive Officers by other comparable high technology companies.

Under the Senior Officer Annual Incentive Plan, Mr. McDonald had an opportunity to earn a maximum of $777,000 if Scientific-Atlanta achieved its maximum targeted performance as measured by earnings per share, gross margin percent, working capital percent and sales (revenue). The results for fiscal year 2004 resulted in the HRCC approving a payment of $761,900, according to the provisions of the plan.

Mr. McDonald also had an opportunity to earn additional incentive pay under the AIP, based on his performance against qualitative objectives. The HRCC approved payment of $500,100 based on his performance during the fiscal year. In reaching its decision, the HRCC noted the excellent performance by Scientific-Atlanta in growing revenue, continuing strong gross margins and generating strong cash flow in addition to increasing market share.

Other Compensation Plans

Scientific-Atlanta also has various broad-based employee benefit plans. Executives participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executives under the plans. Scientific-Atlanta offers an Employee Stock Purchase Plan under which employees may purchase Common Stock. Section 16(b) officers may not participate in the Employee Stock Purchase Plan. The Voluntary Employee Retirement and Investment Plan pursuant to the provisions of Section 401(k) of the Internal Revenue Code, permits employees to invest in a variety of funds on a pre-tax basis. Matching contributions under the plan are made in Scientific-Atlanta common stock.

Scientific-Atlanta also maintains pension, insurance and other benefit plans for its employees.

Submitted by the Human Resources and Compensation Committee:

Terence F. McGuirk, Chairman

James I. Cash, Jr.

Mylle H. Mangum

David J. McLaughlin

COMPENSATION OF OFFICERS AND DIRECTORS

Summary Executive Compensation

The following table sets forth in the prescribed format the compensation paid to the Chief Executive Officer and the other four most highly compensated executive officers (“Named Executive Officers”) of Scientific-Atlanta for services rendered in all capacities during Scientific-Atlanta’s last three fiscal years:

Summary Compensation Table

						Long-Term Compensation
		Annual Compensation				Awards	Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options(#)(1)	LTIP Payouts ($)	All Other Compensation ($)
James F. McDonald	2004	$916,538	$1,262,000	$—		480,000	$—	$120,854	(2)
Chairman of the Board,	2003	870,000	865,700	—		600,000	—	147,801	(2)
President and Chief Executive Officer	2002	860,000	559,300	—		525,000	—	169,918	(2)

H. Allen Ecker	2004	397,692	391,400	10,755	(3)	61,500	—	50,626	(2)
Executive Vice President	2003	385,000	268,500	9,099	(3)	75,000	—	50,990	(2)
	2002	380,385	178,700	7,681	(3)	70,000	—	49,828	(2)

Dwight B. Duke	2004	372,692	366,900	—		70,500	—	44,597	(2)
Senior Vice President; President,	2003	360,000	241,500	—		82,000	—	33,224	(2)
Transmission Network Systems	2002	356,923	133,200	—		77,000	—	40,914	(2)

Wallace G. Haislip	2004	420,769	518,700	—		100,500	—	49,394	(2)
Senior Vice President,	2003	345,000	245,200	—		82,000	—	33,405	(2)
Finance and Operations	2002	341,154	31,050	—		77,000	—	44,766	(2)

Michael P. Harney	2004	368,846	368,400	—		70,500	—	24,546	(2)
Senior Vice President; President,	2003	331,539	238,100	—		82,000	—	14,256	(2)
Subscriber Networks	2002	310,673	157,200	—		80,000	—	15,343	(2)

(1)	For more information regarding the vesting criteria for these options, see the “Option Grants in Last Fiscal Year” table set forth on page 13.

(2)	Includes $41,591, $41,289, $16,734, $20,920 and $14,946 of life insurance premiums paid during fiscal year 2004 on behalf of Messrs. McDonald, Ecker, Duke, Haislip and Harney, respectively. Includes $83,183, $41,578, $10,468, $15,840 and $9,643 of life insurance premiums paid each year during fiscal years 2002 and 2003 on behalf of Messrs. McDonald, Ecker, Duke, Haislip and Harney, respectively. Also includes matching contributions paid during fiscal years 2002, 2003 and 2004 pursuant to the 401(k) plan and the Scientific-Atlanta Executive Deferred Compensation Plan.

(3)	Represents preferential earnings on deferred compensation under the 1985 Executive Deferred Compensation Plan.

Stock Options

The following tables set forth certain information in the prescribed formats with respect to options granted under Scientific-Atlanta’s various stock option plans and under stock option agreements during fiscal year 2004.

Option Grants in Last Fiscal Year

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Number of Securities Underlying Options Granted(2)		% of Total Options Granted to Employees Fiscal Year 2004	Exercise or Base Price ($/sh)	Expiration Date	5%($)	10%($)
James F. McDonald	320,000	(3)	9.4	$33.26	2/9/2014	$6,693,451	$16,962,520
	160,000	(4)	4.7	33.26	2/9/2014	3,346,726	8,481,260

H. Allen Ecker	41,000	(3)	1.2	33.26	2/9/2014	857,598	2,173,323
	20,500	(4)	0.6	33.26	2/9/2014	428,799	1,086,661

Dwight B. Duke	47,000	(3)	1.4	33.26	2/9/2014	983,101	2,491,370
	23,500	(4)	0.7	33.26	2/9/2014	491,550	1,245,685

Wallace G. Haislip	30,000	(3)	0.9	31.78	9/29/2013	599,588	1,519,474
	47,000	(3)	1.4	33.26	2/9/2014	983,101	2,491,370
	23,500	(4)	0.7	33.26	2/9/2014	491,550	1,245,685

Michael P. Harney	47,000	(3)	1.4	33.26	2/9/2014	983,101	2,491,370
	23,500	(4)	0.7	33.26	2/9/2014	491,550	1,245,685

(1)	The dollar amounts in these columns were determined using assumed rates of appreciation set by the SEC and are not intended to forecast future appreciation, if any, in the market value of Scientific-Atlanta common stock. Such amounts are based on the assumption that the named persons hold the options for their full ten-year term. The actual value of the options will vary in accordance with the market price of Scientific-Atlanta common stock.

(2)	All of these stock options were awarded under the 1994 LTIP. If a change of control occurs (as defined in the 1994 LTIP), all options become exercisable immediately. These options may be exercised within a period of three years following a termination by reason of retirement, within one year following a termination by reason of death or disability, and within thirty days following a termination for other reasons, except for cause, in which case such options expire immediately upon the giving of the notice of such termination.

(3)	Vests in four equal installments beginning on the date of grant.

(4)	Options granted as part of the long-term incentive plan and vest 100 percent on the sixth anniversary of the date of grant, but may vest earlier based upon the compound annual percentage increase in net revenues over three years.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)		Value of Unexercised In-The-Money Options/SARs at Fiscal Year-End ($)(1)
Name	Shares Acquired on Exercise (#)	Valued Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
James F. McDonald	225,000	$4,886,822	2,394,641	1,025,000	$7,563,125	$10,518,250
H. Allen Ecker	—	—	354,245	133,750	1,779,932	1,361,725
Dwight B. Duke	55,250	659,915	254,652	146,500	746,167	1,451,412
Wallace G. Haislip	—	—	315,533	169,000	1,610,490	1,475,037
Michael P. Harney	115,000	2,249,459	216,752	147,250	941,850	1,453,835

(1)	The amounts in these columns are calculated using the difference between the closing sales price of Scientific-Atlanta common stock as reported on the New York Stock Exchange on July 2, 2004 of $32.83 and the option exercise prices.

Long-Term Incentive Awards

The following table provides information concerning the right to receive long-term performance-based incentive cash awards granted during fiscal year 2004. Each contingent cash incentive award represents the right to receive cash on the date of payout. In addition to the right to receive the following cash awards, Scientific-Atlanta also granted options as part of the long-term incentive plan. There was no earn-out of long-term incentive performance awards in fiscal 2004.

Long-Term Incentive Plan—Awards in Fiscal Year 2004

	Amount of Grant ($)	Performance or Other Period until Maturation or Payout(1)	Estimated Future Payouts under Non-Stock Price-Based Plans
Name			Threshold ($)	Target ($)(1)	Maximum ($)
James F. McDonald	$416,000	10 years	$41,600	$—	$416,000
H. Allen Ecker	120,000	10 years	12,000	—	120,000
Dwight B. Duke	113,000	10 years	11,300	—	113,000
Wallace G. Haislip	132,000	10 years	13,200	—	132,000
Michael P. Harney	113,000	10 years	11,300	—	113,000

(1)	Vesting of the right to receive the cash performance awards is based generally upon the compound annual percentage increase in earnings per share over three years, subject to certain caps. Upon achieving the minimum level of increase, ten percent of the rights become vested, as shown in the “Threshold” column. Upon achievement of a specified maximum earnings per share increase, all such cash performance awards may become vested, as shown in the “Maximum” column. No “target,” as such, has been established, but partial vesting of the cash performance awards may be achieved upon certain specified increases of Scientific-Atlanta’s earnings per share between the “threshold” and the “maximum” levels.

Retirement Plans and Other Arrangements

Defined Benefit Retirement Plan.    Scientific-Atlanta presently has in effect a non-contributory retirement plan for the benefit of its employees which provides for the payment of fixed benefits upon normal retirement or termination based on age, years of service and all cash compensation of each employee. Examples of annual retirement benefits payable under the retirement plan are set forth in the table below. These examples are based on the following: (i) retirement at the normal retirement age of 65, (ii) “average compensation” is the average compensation in the highest five consecutive of the last ten calendar years of service that immediately precede retirement, and (iii) the benefits are straight life annuities. Benefits under the retirement plan are not reduced by Social Security benefits. The approximate years of service, as of July 2, 2004, credited for retirement benefits for the persons named in the Summary Compensation Table are James F. McDonald, 11 years; H. Allen Ecker, 27 years; Dwight B. Duke, 26 years; Wallace G. Haislip, 15 years and Michael P. Harney, 24 years.

	Years of Service(1)
Average Annual Compensation	15	20	25	30	35
$125,000	$21,145	$25,160	$28,371	$30,780	$32,654
150,000	25,374	30,191	34,046	36,936	39,185
175,000	29,603	35,223	39,720	43,092	45,715
200,000	33,832	40,255	45,394	49,248	52,256
225,000	33,832	40,255	45,394	49,248	52,256
250,000	33,832	40,255	45,394	49,248	52,256
500,000	33,832	40,255	45,394	49,248	52,256

(1)	Scientific-Atlanta also maintains a Supplemental Executive Retirement Plan (SERP) for its executive officers, including Messrs. McDonald, Ecker, Duke, Haislip and Harney. Provisions of the SERP include a ten-year vesting requirement and a normal retirement age of 65. Benefits are based upon up to fifty percent of final average pay with offsets for the retirement plan, Social Security benefits and any retirement defined benefits payable from former employers.

The Omnibus Budget Reconciliation Act of 1993 (OBRA) changed the Internal Revenue Code by placing an annual maximum limit of $150,000 on the compensation which may be considered in determining a participant’s benefits. Previous to this change in the statute, the Internal Revenue Code allowed a maximum limit of $235,840 (i.e., $200,000, indexed for a cost of living adjustment). Effective July 1, 1994, Scientific-Atlanta adopted a non-qualified Restoration Retirement Plan to replace the benefits to certain participants that had been eliminated by the changes made to the Internal Revenue Code by OBRA. Thus, effective July 1, 1994, participants’ compensation, as defined in the Restoration Retirement Plan, in excess of the newly prescribed limit and up to what the limit would have been had OBRA not been enacted, will be considered under the Restoration Retirement Plan. Participants under the SERP will continue to have all compensation, as defined in the SERP, in excess of the maximum limit prescribed by the Internal Revenue Code considered in determining their pension benefits. The above table does not include any benefits under the Restoration Retirement Plan.

Agreements and Transactions with Certain Related Persons.    Scientific-Atlanta has letter agreements with Messrs. Ecker, Duke, Haislip and Harney which provide for the continuation of salary and certain benefits for a twelve-month period in the event of termination of employment without cause. Scientific-Atlanta also has agreements with Messrs. McDonald, Ecker, Duke, Haislip and Harney which provide for the payment of two times the executive’s compensation plus the continuation of the executive’s benefits for two years in the event the executive’s employment with Scientific-Atlanta is terminated within two years from the time of a change of control (as defined in the agreement) of Scientific-Atlanta, unless such termination is for cause.

Under our by-laws, we may indemnify our directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to Scientific-Atlanta. Scientific-Atlanta has also entered into indemnification agreements with our directors and executive officers that contractually obligates us to provide this indemnification to them. During fiscal year 2004, we advanced legal expenses to certain directors and officers in connection with a shareholder derivative suit and certain other legal proceedings described in our Form 10-K in an aggregate amount of approximately $257,000.

During fiscal year 2004, Jeffrey H. Taylor, a son-in-law of Mr. McDonald, was employed by Scientific-Atlanta as a Manager, Strategic Planning. Mr. Taylor was paid an aggregate salary and bonus of $95,615 for his services during the year. During fiscal year 2004, Robert B. Disney, a brother-in-law of Michael P. Harney, Senior Vice President; President, Subscriber Network Systems, was employed by Scientific-Atlanta as an Associate Staff Mechanical Engineer. Mr. Disney was paid an aggregate salary and bonus of $78,377. During fiscal year 2004, Terry Thomson, a son-in-law of Patrick M. Tylka, Senior Vice President; President, Worldwide Sales, was employed by Scientific-Atlanta as an account manager in the sales organization. Mr. Thomson was paid an aggregate salary, bonus and sales incentives of $121,517.

Director Compensation

Annual Fees.    Each director who is not an employee receives a $50,000 annual cash retainer, paid quarterly, and $1,500 for each meeting of the board and each meeting of a committee he or she attends. Each committee chair receives an additional annual cash retainer of $5,000 paid quarterly, except that the chair of the Audit Committee receives $10,000. The Governance and Nominations Committee has the discretion to increase, based on anticipated time demands, the per meeting fee of certain special sub-committees of Board committees to $2,500. Non-employee directors may elect to defer all or a portion of their retainer and meeting fees under the Deferred Compensation Plan for Non-Employee Directors.

Non-Employee Director Stock Option Plan.    Under this option plan, an initial option to purchase 40,000 shares of Scientific-Atlanta common stock is granted to each non-employee director upon joining the Scientific-Atlanta Board. An option to purchase an additional 5,000 shares is granted to each such director on the date of each annual meeting of shareholders. The exercise price for each option is the composite closing price of Scientific-Atlanta common stock on the New York Stock Exchange on the grant date. Each option is exercisable as to 25 percent of the shares covered thereby after the expiration of one year following the date of grant and for an additional 25 percent of the shares after the expiration of each succeeding year, except that if a change of control occurs (as defined in the plan), all options become exercisable immediately. Options granted under this option plan may be exercised within a period of one year following the last day of the director’s board membership, and within three years following termination by death or mandatory retirement. If board membership ceases on account of early retirement, all unexpired options held by the director on the last day of the director’s board membership, which are then exercisable or would have been exercisable had the director continued as a member of the board for one additional year shall be immediately exercisable and remain exercisable for one year following the last day of the director’s membership and shall expire if not exercised within such one year. The options granted under this option plan are exercisable only by the non-employee director, except in certain limited circumstances.

Non-Employee Director Stock Plan.    This stock plan provides for the grant of a stock award of 500 shares of Scientific-Atlanta common stock and the grant of a retirement award of 1,500 shares of Scientific-Atlanta common stock to each non-employee director on the date of each annual meeting of shareholders. In addition, under this stock plan, each non-employee director may elect to receive up to 100 percent of his or her quarterly compensation, meeting fees and committee meeting fees from Scientific-Atlanta in the form of shares of Scientific-Atlanta common stock. Receipt of shares awarded as a stock award, retirement award or as an elective grant may be deferred under the Deferred Compensation Plan for Non-Employee Directors. Pursuant to the terms of this stock plan, each year non-employee directors must elect, as to his or her annual retirement award, either (a) to receive the 1,500 shares as restricted stock which cannot be sold or otherwise transferred for two years, or (b) to defer the 1,500 shares for at least two years under the Deferred Compensation Plan for Non-Employee Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the officers, directors, and shareholders of Scientific-Atlanta who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish Scientific-Atlanta with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations submitted by the reporting persons, we believe that during the last fiscal year all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that Mr. Kassling reported one transaction late on Form 4.

PERFORMANCE GRAPH

The following graph shows a comparison of total return to shareholders for Scientific-Atlanta, the Standard & Poor’s Communications Equipment Index and the Standard & Poor’s 500 for Scientific-Atlanta’s last five fiscal years. The graph assumes that the value of investment in the Scientific-Atlanta common stock and in each index was $100 on July 3, 1999 and that all dividends were reinvested. The points on the graph represent fiscal year end index levels based on the last trading day in each fiscal year. The values in the graph below have been adjusted to take into account the two-for-one stock split in March 2000.

CERTAIN BENEFICIAL OWNERSHIP

The following table sets forth information, as of September 1, 2004, as to shares of Scientific-Atlanta common stock held by persons known to us to be the beneficial owners of more than five percent of Scientific-Atlanta common stock based upon information publicly filed by such persons:

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Private Capital Management, L.P.	20,289,930	13.4	%(1)
8889 Pelican Bay Blvd. Naples, Florida 34108

Barclays Global Investors, NA.	19,084,281	12.6	%(2)
45 Fremont Street San Francisco, California 94105

FMR Corp.	13,887,157	9.1	%(3)
82 Devonshire Street Boston, Massachusetts 02109

(1)	Based on a Schedule 13G Amendment No. 4 dated February 13, 2004 filed by Private Capital Management, L.P., Bruce S. Sherman and Gregg J. Powers. Private Capital Management and Messrs. Sherman and Powers have shared voting power over 20,289,930 shares and shared dispositive power over 19,715,930 shares. The percent of class was computed by the beneficial owner as of the date immediately preceding the filing of its Schedule 13G with the SEC.

(2)	Based on a Schedule 13G dated February 13, 2004 filed by Barclays Global Investors, NA., et al., Barclays Global Investors, NA. has sole voting and dispositive power over all of these shares. The percent of class was computed by the beneficial owner as of the date immediately preceding the filing of its Schedule 13G with the SEC.

(3)	Based on a Schedule 13G Amendment No. 1 dated February 16, 2004 filed by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson. The percent of class was computed by the beneficial owner as of the date immediately preceding the filing of its Schedule 13G with the SEC.

The following table sets forth, as of September 1, 2004, unless otherwise indicated, information regarding the beneficial ownership of Scientific-Atlanta common stock held by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group:

Name of Beneficial Owner	Amount of Beneficial Ownership(1)
Marion H. Antonini	196,507	(2)
James I. Cash, Jr.	48,818	(3)
David W. Dorman	55,539	(4)
William E. Kassling	110,541	(5)
Mylle H. Mangum	76,613	(6)
James F. McDonald	2,530,955	(7)
Terence F. McGuirk	49,750	(8)
David J. McLaughlin	42,921	(9)
James V. Napier	96,598	(10)
Sam Nunn	66,531	(11)
H. Allen Ecker	401,547	(12)
Dwight B. Duke	267,032	(13)
Wallace G. Haislip	356,130	(14)
Michael P. Harney	242,555	(15)
All Directors and Executive Officers as a Group (21 persons)	5,727,670	(16)

As of September 1, 2004, the total shares beneficially owned by each individual director and executive officer constituted less than 1.0% of the outstanding Scientific-Atlanta common stock, except that the shares beneficially owned by Mr. McDonald constituted 1.6% of the outstanding Scientific-Atlanta common stock. The aggregate shares beneficially owned by all directors and executive officers as a group represented approximately 3.7% of the outstanding common stock.

(1)	Except as indicated below, each person has sole voting and dispositive power with respect to the shares shown in this column. The number of shares beneficially owned shown in this column:

•	Includes shares held in a dividend reinvestment plan with respect to which a beneficial owner has voting and dispositive power.

•	Includes restricted stock held by the beneficial owner. Directors and executive officers holding restricted stock have the right to vote the shares and to receive dividends on the shares, but do not have the right to dispose of such shares prior to vesting.

•	Includes shares held in the Scientific-Atlanta Voluntary Employee Retirement and Investment Plan (the 401(k) plan) by executive officers, who have voting and dispositive power over these shares.

•	Does not include stock awards deferred into an award sub-account and cash compensation deferred into a stock sub-account under the Deferred Compensation Plan for Non-Employee Directors by non-employee directors, who do not have the right to vote or dispose of these deferred shares.

(2)	Includes 50,000 shares of common stock that may be acquired by Mr. Antonini upon exercise of stock options exercisable as of October 31, 2004. Does not include 65,666 shares of common stock deferred under the Deferred Compensation Plan for Non-Employee Directors.

(3)	Includes 3,000 shares of restricted stock, 5,500 shares of common stock held through a Keogh Plan and 33,750 shares of common stock that may be acquired by Dr. Cash upon exercise of stock options exercisable as of October 31, 2004. Does not include 1,500 shares of common stock deferred under the Deferred Compensation Plan for Non-Employee Directors.

(4)	Includes 47,500 shares of common stock that may be acquired by Mr. Dorman upon exercise of stock options exercisable as of October 31, 2004. Does not include 12,000 shares of common stock deferred under the Deferred Compensation Plan for Non-Employee Directors.

(5)	Includes 72,500 shares of common stock that may be acquired by Mr. Kassling upon exercise of stock options exercisable as of October 31, 2004. Does not include 27,059 deferred shares of common stock held through the Deferred Compensation Plan for Non-Employee Directors.

(6)	Includes 57,500 shares of common stock that may be acquired by Ms. Mangum upon exercise of stock options exercisable as of October 31, 2004. Does not include 21,500 shares of common stock deferred under the Deferred Compensation Plan for Non-Employee Directors.

(7)	Includes 2,394,641 shares of common stock that may be acquired by Mr. McDonald upon exercise of stock options exercisable as of October 31, 2004.

(8)	Includes 3,000 shares of restricted stock and 33,750 shares of common stock that may be acquired by Mr. McGuirk upon exercise of stock options exercisable as of October 31, 2004.

(9)	Includes 1,412 shares of common stock held by Mr. McLaughlin’s daughter, 400 shares of common stock held by Mr. McLaughlin’s spouse, 1,500 shares of restricted stock and 17,500 shares of common stock that may be acquired by Mr. McLaughlin upon exercise of stock options exercisable as of October 31, 2004. Does not include 62,861 shares of common stock deferred under the Deferred Compensation Plan for Non-Employee Directors.

(10)	Includes 57,500 shares of common stock that may be acquired by Mr. Napier upon exercise of stock options exercisable as of October 31, 2004. Does not include 77,453 shares of common stock deferred under the Deferred Compensation Plan for Non-Employee Directors.

(11)	Includes 57,500 shares of common stock that may be acquired by Mr. Nunn upon exercise of stock options exercisable as of October 31, 2004. Does not include 38,491 shares of common stock deferred under the Deferred Compensation Plan for Non-Employee Directors.

(12)	Includes 354,245 shares of common stock that may be acquired by Dr. Ecker upon exercise of stock options exercisable as of October 31, 2004.

(13)	Includes 254,652 shares of common stock that may be acquired by Mr. Duke upon exercise of stock options exercisable as of October 31, 2004.

(14)	Includes 323,033 shares of common stock that may be acquired by Mr. Haislip upon exercise of stock options exercisable as of October 31, 2004.

(15)	Includes 216,752 shares of common stock that may be acquired by Mr. Harney upon exercise of stock options exercisable as of October 31, 2004.

(16)	Includes 7,500 shares of restricted stock and 4,903,644 shares of common stock that may be acquired by directors and executive officers upon exercise of stock options exercisable as of October 31, 2004. Does not include 306,530 deferred shares of common stock held through the Deferred Compensation Plan for Non-Employee Directors.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANT

At the Annual Meeting, there will be presented to the shareholders a proposal to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for our 2005 fiscal year. The Audit Committee unanimously selected Ernst & Young as the independent registered public accounting firm for our fiscal year ending July 1, 2005.

Representatives of Ernst & Young are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Ratification of the selection of Ernst & Young requires the affirmative vote of a majority of the shares voting on such proposal (i.e., shares voting for or against the proposal). Abstentions and broker non-votes are not counted for or against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL NO. 2. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is directly responsible for oversight of Scientific-Atlanta’s financial reporting and internal control. Management is responsible for the financial statements and the financial reporting process. The independent registered public accountants are responsible for expressing an opinion that Scientific-Atlanta’s audited financial statements are fairly stated in conformity with U.S. generally accepted accounting principles.

In the performance of our oversight function, we have reviewed and discussed the audited financial statements with management. We have discussed with Ernst & Young the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380), as amended.

We have received and reviewed the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as amended, and have discussed with Ernst & Young its independence. We have also considered whether the provision of non-audit services provided by Ernst & Young is compatible with maintaining Ernst & Young’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Scientific-Atlanta’s Annual Report on Form 10-K for the year ended July 2, 2004 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

William E. Kassling, Chairman

Marion H. Antonini

Mylle H. Mangum

David J. McLaughlin

James V. Napier

INDEPENDENT ACCOUNTANT FEES

Audit Fees

During fiscal years 2004 and 2003, the aggregate fees billed or expected to be billed by Ernst & Young for professional services rendered for the audit of Scientific-Atlanta’s annual consolidated financial statements, statutory audits of subsidiaries outside of the United States, work related to compliance with Section 404 of the Sarbanes-Oxley Act and the quarterly reviews of the financial statements included in Scientific-Atlanta’s quarterly reports on Form 10-Q were approximately $1,903,000 and $1,329,000, respectively.

Audit-Related Fees

During fiscal years 2004 and 2003, the aggregate fees billed or expected to be billed by Ernst & Young for professional services rendered for audit-related services which included audits of financial statements of certain employee benefit plans and due diligence related to acquisitions (in fiscal year 2003 only) were approximately $54,000 and $179,000, respectively.

Tax Fees

During fiscal years 2004 and 2003, the aggregate fees billed or expected to be billed by Ernst & Young for professional services rendered for tax services were approximately $535,000 and $590,000, respectively. These fees were primarily for tax return review and other compliance matters. The Audit Committee considers the provision of these tax services to be compatible with maintaining the independence of Ernst & Young.

All Other Fees

During fiscal years 2004 and 2003, Ernst & Young did not bill fees for professional services rendered other than as stated under the captions Audit Fees, Audit-Related Fees and Tax Fees above.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted policies and procedures for pre-approving all services (audit and non-audit) performed by Ernst & Young for Scientific-Atlanta. In accordance with that policy, the Audit Committee has approved the provision of audit services by Ernst & Young for fiscal year 2004 and also has approved in advance the provision by Ernst & Young during fiscal year 2005 of particular categories or types of audit, audit-related and tax services, in each case subject to a specific budget. In cases where the provision of services by Ernst & Young has not been approved in advance by the Audit Committee, the chair of the Audit Committee has the delegated authority to pre-approve the provision of services, and such pre-approvals are then communicated to the full Audit Committee at the subsequent meeting.

OTHER MATTERS

The Board knows of no other matters that are to be brought before the meeting. However, if any such other matters should be presented for consideration and voting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment.

FORM 10-K ANNUAL REPORT

A copy of Scientific-Atlanta’s Annual Report on Form 10-K, including financial statements and schedule, filed with the SEC for the fiscal year ended July 2, 2004, is included in the annual report to shareholders that accompanies these proxy materials. Copies of any exhibit(s) to the Form 10-K will be furnished on request and upon the payment of Scientific-Atlanta’s expenses in furnishing such exhibit(s). Any request for exhibits should be in writing addressed to Michael C. Veysey, Senior Vice President and Secretary, Scientific-Atlanta, Inc., 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR 2005 ANNUAL MEETING

For a shareholder’s proposal to be included in our Proxy Statement and form of proxy for the 2005 annual meeting of shareholders, the proposal must be submitted in writing to Michael C. Veysey, Senior Vice President and Secretary, Scientific-Atlanta, Inc., 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044, by no later than May 26, 2005.

In accordance with Scientific-Atlanta’s By-Laws, shareholders who do not submit a proposal for inclusion in the Proxy Statement, as described in the previous paragraph, but who intend to present a proposal, nomination for director or other business for consideration at the 2005 annual meeting, are required to notify the Secretary of Scientific-Atlanta of their proposal, nomination or other business by no later than sixty (60) days (expected to be September 4, 2005) and no earlier than ninety (90) days (expected to be August 5, 2005) prior to the 2005 annual meeting. Scientific-Atlanta’s By-Laws contain detailed requirements that the shareholder’s notice must satisfy. Any shareholder notice and any request for a copy of Scientific-Atlanta’s By-Laws should be in writing and addressed to Michael C. Veysey, Senior Vice President and Secretary, Scientific-Atlanta, Inc., 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044.

The Governance and Nominations Committee will consider nominations by shareholders that are made in writing, addressed to Chairman, Governance and Nominations Committee, care of the Office of the General Counsel, Scientific-Atlanta, Inc., 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044 and submitted in accordance with the Company’s By-Laws as described above. The Governance and Nominations Committee considers director candidates recommended by shareholders in accordance with the Board Corporate Governance Guidelines, which sets forth certain criteria for director nominees and is attached to this Proxy Statement as Appendix B, and its charter, which is attached to this Proxy Statement as Appendix D.

By Order of the Board of Directors,

Michael C. Veysey

Senior Vice President and Secretary

September 27, 2004

APPENDIX A

CODE OF CONDUCT

This Code of Conduct applies to all directors when conducting Company activities and all employees of Scientific-Atlanta, Inc. and affiliates of Scientific-Atlanta, Inc. (“Scientific-Atlanta” or the “Company”). Adherence to this Code of Conduct is a condition of employment or service as a Board member, as applicable, and violations of the Code of Conduct may result in discipline or termination of employment or service by the Company.

1.0	CORE VALUES

The following overarching core values in this Code of Conduct set forth how we conduct ourselves in our Company dealings with customers, employees, suppliers, partners, competitors and the community seeking to improve every facet of our business through processes and procedures designed to optimize all our resources.

1.1	Customers. We will meet in every reasonable way our customers’ requirements and expectations.

1.2	Employees. We will develop, train and support a world-class work force, treating employees with respect, and empowering them to achieve continuous improvement and excellence in quality and customer service.

1.3	Processes. We will constantly review our procedures and our processes to ensure that we are effective and operate at the peak of our capability.

1.4	Improvements. We will diligently pursue improvements in every facet of our business.

1.5	Corporate Citizenship. We will promote the vitality, safety and well being of the communities in which we work.

1.6	Fair Dealing. Each employee and director shall endeavor to deal fairly with the Company’s customers, suppliers, competitors and employees. In connection with Company activities, we will not take unfair advantage of anyone through manipulation, concealment, misuse of privileged information, misrepresentation of facts, or any other unfair-dealing practice.

2.0	BUSINESS RELATIONSHIPS

2.1	Customers. Our goal is to offer quality products and services at competitive prices, terms and conditions without compromising our ethical standards. We must treat our customers fairly, honestly and respectfully. We should not make unrealistic commitments on product performance, new product readiness, potential delivery dates or pricing. If we cannot keep our promises, customers may lose confidence in us. We must make every effort to meet the commitments we make to our customers on a timely basis. When we discover that we cannot meet a commitment, we will let the customer know as soon as possible. Then, we will do everything we reasonably can to minimize the negative impact. We should handle any disagreements with our customers in private. We never make disparaging remarks about our customers to others. We protect and never divulge confidential information regarding a customer’s business, except when disclosure is authorized or legally mandated.

2.2

Employees.    Scientific-Atlanta continually strives to create a workplace where individuals are valued and treated with respect. The Company also strives to create a workplace environment which encourages, supports and empowers employees to exercise their individual initiative and entrepreneurial skills in achieving team and Company goals. We believe individual learning, growth and productivity are enhanced by this kind of atmosphere. To sustain a positive work environment, we must be able to express our ideas and opinions without fear of reprisal. We must seek the input of all team members and allow open debate on critical business issues. Because the market is so competitive, we must all try to resolve problems and work effectively as team contributors. No one person can do it by himself or herself. Communicating facts, not rumors, and respecting the privacy of others and the confidentiality of personal information are vital. We must also take time for small courtesies and thank people for a job well done even if it is part of their regular responsibilities. We should support and encourage our fellow employees, and never belittle or disparage them.

2.3	Business Partners. Scientific-Atlanta’s success in many cases depends on third-party business relationships. We honor our commitments to our business partners. We must always respect our partners’ proprietary information and trade secrets, except when disclosure is authorized or legally mandated. We comply with and do not remove any proprietary legends which are displayed on materials of our business partners. We cannot divulge this information to others outside the relationship, even if they are Scientific-Atlanta employees. We do not build lasting customer relationships by trying to look good at the expense of our business partners. We should handle any disagreements with our business partners directly and in private and not argue in front of the customer, regardless of who is responsible for delays, mistakes or problems.

2.4	Suppliers. When we buy goods or services for Scientific-Atlanta, we must maintain our standards of ethical conduct. We must be fair, honest, and responsible in choosing suppliers, negotiating prices, terms and conditions and meeting the obligations in our contracts. To protect our reputation with suppliers, we cannot show favoritism or preference at the expense of a fair and open process. Purchasing decisions should always be based on defined criteria such as price, quality, service, reputation and the total business relationship with the supplier. We should not write purchasing requirements based on a particular supplier’s products. Nor should we buy from suppliers simply because they purchase from us. We must respect and protect any confidential information shared by a supplier, except when disclosure is authorized or legally mandated.

2.5	Competition. Scientific-Atlanta sells in a highly competitive market. We compete aggressively but fairly and ethically. We rely on the strengths of our products and people and avoid disparaging the products of others or making false or misleading statements about their products. We do not accept proprietary information of competitors. If we hire an employee who has worked with a competitor, we do not ask for or accept any proprietary or confidential information of the competitor. If we receive proprietary information of anyone accidentally or without their knowledge and consent, it must be turned over to the Legal Department promptly and without review for return to its owner.

2.6	Governments. When working with government agencies and officials in any country, we must know the regulations and policies governing our conduct. What is acceptable practice in the commercial market may violate strict rules and regulations in government interactions. When you sell to a government, you are obligated to know its procurement policies. In all our dealings with governments, our actions must comply with applicable laws and regulations. Do not offer or provide gifts, gratuities or political contributions or discuss employment opportunities with a government official in connection with Company activities. Even paying for a business meal is prohibited by most government policies. To prevent legal problems for ourselves or the Company, and because laws differ from country to country, you should work closely with the Legal Department when negotiating government contracts.

2.7	Communities. Active involvement in the community promotes the well being of the community, the employee and the Company. The Company supports many community programs through monetary contributions and involvement by its employees and directors. We encourage all employees to participate in community activities, and the Company has an active community volunteer program. The Company has also established the Scientific-Atlanta Foundation, a nonprofit organization, to promote the vitality, safety and well being of the community.

2.8

Shareholders, Brokers, Media, etc.    Sometimes inquiries about developments affecting the Company’s business and prospects come from shareholders, members of the investment community and representatives of the media. If you receive any inquiry of this kind, you should always refrain from providing any information that the Company has not publicly disclosed in press releases, reports to shareholders, etc. The best course is simply to refer the individual to the Vice President of Investor Relations.

3.0	BUSINESS PRACTICES

3.1	Regulatory Compliance. You must comply with all federal, state, local and international laws, rules and regulations which are applicable to your conduct with respect to the business of Scientific-Atlanta, including insider trading laws. No excuse or pressure can justify breaking any such law, rule or regulation. Furthermore, an employee of Scientific-Atlanta may not use a consultant, contractor, supplier, business partner or any other person or entity to engage in any conduct which would be prohibited by any applicable law, rule or regulation or this Code of Conduct.

3.2	Protecting Confidential Information. During the course of conducting business, we may be entrusted with non-public information that might be of use to competitors or harmful to the Company or its customers, if disclosed (“Confidential Information”). We must protect such Confidential Information and use it appropriately, whether the information is our own or has been obtained from our business partners, customers, suppliers or other third parties. Employees and directors must maintain the confidentiality of Confidential Information entrusted to them by the Company or its customers, except when disclosure is authorized or legally mandated.

3.3	Proper Recording of Business and Financial Transactions. The funds and assets of Scientific-Atlanta must be properly and accurately recorded on the official books and records in accordance with both generally accepted accounting principles and the Company’s financial policies, with no false or artificial entries. The books of account, budget proposals, and books of original entry (especially bank accounts where funds are deposited and disbursed) must honestly and accurately reflect the transactions they record in a timely manner. Such books and documents should not be organized in any way that would mislead or misinform. In summary, the documentation for transactions should meet the internal control criteria for adequate internal reporting and the materiality guidelines for external financial statement reporting.

Accounting rules require that the books and records reflect certain events which impact the valuation of assets, or which result in liabilities for the Company, even though the final outcome of these events is not known. In other cases, no entries are required in the books and records, but the Company is required to disclose the nature of such events in its financial statements. If you are aware of any such events which could impact the Company’s financial statements or related disclosures, it is essential that you communicate with appropriate financial management. All employees must adhere to standards that promote full, fair, accurate, timely, and understandable disclosure in reports and documents that Scientific-Atlanta files with, or submits to, the Securities and Exchange Commission and in other public communications made by Scientific-Atlanta. All employees are responsible for helping to maintain an effective internal control system within the Company.

3.4	Proper Use of Company Assets. Scientific-Atlanta recognizes that having the right tools and supplies to do our work effectively is critical to our success. To keep us equipped with everything from office supplies to cash and credit cards, to computer software and hardware, requires a major investment. When we use these assets for anything other than legitimate Company business—even inadvertently—we reduce profits for our Company and our shareholders. All employees and directors should protect the Company’s assets and ensure their efficient use. Theft, carelessness and waste have a direct impact on the Company’s profitability.

Company assets, including, but not limited to cash, personnel and equipment, should be used for legitimate business purposes. The Company also provides employees with use of company owned or provided telephones, copiers, computer equipment and vehicles to be used as a resource in conducting business. Although reasonable personal use of these resources is permitted, such use is not private, is subject to review and access by the Company, and is governed by expectations of professional conduct and reasonable use.

Our reliance on computing technology demands particular care. For instance, to protect against potential computer viruses, be careful not to put borrowed or unauthorized software on Scientific-Atlanta systems. Never make unauthorized copies of licensed software for personal, Scientific-Atlanta, or customer use. To protect Scientific-Atlanta equipment from being misappropriated, follow scrap procedures for any excess equipment. Do not assume you can take it for personal use.

3.5	Business Communications. Any statement, assertion, representation or warranty made by any employee of Scientific-Atlanta on behalf of Scientific-Atlanta in any written or oral business communication must be truthful, must not be misleading and must avoid exaggeration, inappropriate language and derogatory remarks or characterizations. This applies to communications of every type, including, but not limited to, contracts, agreements, e-mail, voice mail, telephone or wire communications, letters, memoranda and informal notes, regardless whether such communication is intended for use internally or for distribution to third parties. Specifically, employees may not backdate documents and must date documents as of the date of execution.

Additionally, each employee of Scientific-Atlanta must understand that Company e-mail is not a private form of communication and is Company property that is subject to review at any time. In addition, Company e-mail creates a permanent record that remains part of Scientific-Atlanta’s business records even after it has been deleted. Therefore, each employee must exercise the same care, caution and etiquette in sending an e-mail message as such employee would in sending non-electronic, written business communications.

3.6	Potential Misuse of Company Business Decisions and Communications by Others. Decisions made by the Company and communications distributed by the Company can impact the businesses of others, such as customers and vendors, and potentially may be misused by others in a manner which is not intended by the employee and which may be detrimental to Scientific-Atlanta. Although employees cannot control the actions of third parties, all employees should have an understanding and awareness of the potential for misuse of a business decision or communication by a third party and the impact such a decision or communication may have, regardless of whether it is misused, on the business relationship between Scientific-Atlanta and the third party.

Prior to rendering any business decision or transmitting any type of business communication, the employee should evaluate whether a possibility exists that a third party could potentially misuse such decision or communication, and should examine the impact such decision or communication may have on Scientific-Atlanta’s business relationship with the third party. Should the employee perceive any potential for misuse, the employee should discuss this issue with his or her supervisor(s). Further, the employee should take all steps necessary to render business decisions and draft business communications so as to (a) minimize any potential misuse by a third party and (b) maintain the nature of the business relationship with such third party as established by Scientific-Atlanta.

3.7	Marketing and Advertising Materials. In preparing and using Company marketing and advertising materials, we must ensure that: (a) no false or misleading statements are used; (b) all Company trademarks are properly used with the appropriate designation symbol; and (c) when we use the trademarks of another company, these marks are used correctly and their owners are given proper attribution.

3.8	Non-Discrimination. Scientific-Atlanta is committed to recruit, hire, develop and promote employees without discrimination on the basis of race, sex, age, national origin, religion, disability or veteran status. We believe diversity strengthens our work force and enhances our competitiveness. As we expand our international focus, it is important that we develop an appreciation for differences in cultural background and approach. Scientific-Atlanta expects its employees to treat each other with respect and to learn to appreciate other backgrounds and cultures. We do not tolerate harassment based on race, sex, age, national origin, religion, disability or veteran status.

3.9

Conflicts of Interest.    Scientific-Atlanta expects you to adhere to the Company’s standards of ethical and legal business conduct in the performance of your employment or services as a Board member to the

Company. These standards include honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships. A conflict situation can arise when an employee or director takes actions or has interests that may make it difficult to perform Company work objectively and effectively. This Code of Conduct requires that you disassociate yourself or otherwise prevent your private interest from interfering in any way with the interests of the Company as a whole. You should strive to prevent even the appearance of a conflict of interest.

3.10	Corporate Opportunities. Employees and directors are prohibited from (a) taking for themselves personally opportunities that are discovered through the use of corporate property, information or position, (b) using corporate property, information, or position for personal gain; and (c) competing with the Company. Employees and directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

3.11	Gifts and Entertainment. In our Company dealings with a supplier, customer or governmental agency, we have an obligation to act solely in the best interest of Scientific-Atlanta. This obligation applies not only to those acts formalized by written contracts, but also to the everyday business relationships with suppliers, customers, government officials and government employees. Any gift, favor, meal or entertainment whether given or received should be of such a nature that would not violate any law or the policies of customers or suppliers and would not place you or the Company in a compromising position. In connection with Company activities, you may offer or accept gifts that are customary and reasonable, that are extended or distributed widely to those who share essentially the same business relationship with the donor, that do not show favoritism and that do not present an appearance that they are being provided to influence a decision, except that you cannot offer or provide gifts, gratuities or political contributions or discuss employment opportunities with a government official in connection with Company activities.

3.12	Improper Trading in Company Stock or Other Companies’ Securities. In the course of employment and while participating in activities on behalf of Scientific-Atlanta, you may come into possession of confidential and highly sensitive information concerning the Company, its investments and business activities and potential investments and business opportunities, as well as information regarding our customers, suppliers or other companies with which we have contractual relationships or may be negotiating a transaction. Much of this information has a potential for affecting the market price of securities issued by the entities involved. Federal securities laws impose severe civil and criminal penalties on persons who, in connection with a purchase or sale of securities, improperly obtain or use material non-public information about the issuer of or market for such securities. You are required to comply with the federal securities laws as a condition of your employment or service as a Board member.

4.0	AMENDMENTS, WAIVERS AND CERTIFICATIONS

4.1	Amendments. No amendments to the Code of Conduct can be made without prior approval of the Board of Directors of Scientific-Atlanta.

4.2	Waivers. Except as herein otherwise expressly provided, no waivers of the Code of Conduct or its provisions can be made without prior approval of the Corporate Compliance Committee, except that only the Board of Directors of Scientific-Atlanta may make a waiver of the Code of Conduct for an executive officer or a director. Any waiver of this Code of Conduct for executive officers and directors of the Company must be promptly disclosed to shareholders.

4.3	Acknowledgements. The Governance and Nominations Committee shall approve a form of acknowledgement related to this Code of Conduct as it deems appropriate to promote adherence to the Code of Conduct by directors. The Corporate Compliance Committee shall approve a form of acknowledgement related to this Code of Conduct as it deems appropriate to promote adherence to the Code of Conduct by employees.

5.0	WHO TO CONTACT FOR INFORMATION

If you have a question about any of the issues discussed in this Code of Conduct, your first resource is your manager. In most cases, he or she can help you resolve the issue or help you locate the appropriate source to help. If you are a manager and you cannot resolve the issue or locate the appropriate source to help, you should contact the Legal Department. If you need to go outside the normal management chain for some reason, the following departments may be able to help.

Who to Call:	What they can help with:
Chief Compliance Officer	Issues involving compliance matters

Legal Department

Issues involving government contracts, governmental relations, proprietary information, antitrust, international issues, and any other concerns about ethics issues or possible improper or illegal conduct

Issues involving import/export classifications, export licenses and other compliance issues

Issues involving political donations

General Counsel	Issues involving conflict of interest and trading in Company securities

Finance Department	Issues involving business controls, asset management and other financial matters

Human Resources	Issues involving employment matters

Corporate Safety Coordinator	Issues involving environmental regulations, or employee and safety regulations

Security	Issues involving physical security of facilities

Director of Community Affairs	Issues involving charitable donations and community volunteer programs

Vice President of Investor Relations	Issues involving contact with shareholders, financial analysts and the media

You may also contact the Company’s Corporate Compliance Committee, which is responsible for ensuring that the standard of conduct for all Company employees complies with all legal requirements, Company Compliance Policies and all other company policies. Members of the Company’s Corporate Compliance Committee are set forth in the Corporate Compliance Policy, which can be found on the Company’s KnowledgeNet intranet website.

6.0	REPORTING VIOLATIONS AND QUESTIONABLE CONDUCT

If you are aware of or suspect any questionable conduct or potential violation of the law or this Code of Conduct, you should promptly report these concerns to your manager. If for some reason you cannot report them to your manager (e.g., he or she is involved in the matter giving rise to the violation), you should promptly report them to the General Counsel. You may also contact the Chief Compliance Officer or a member of the Corporate Compliance Committee. As soon as you are aware of a government investigation of the Company, you should immediately notify the Company’s Chief Compliance Officer or the Legal Department.

Every effort will be made to maintain confidentiality if you request it and there will be no reprisals or retaliation for reporting any type of problem in good faith. If an investigation is required, Scientific-Atlanta will conduct an impartial investigation and take appropriate action to provide accountability for adherence to this Code of

Conduct. This Code of Conduct requires that the Company implement procedures through its Corporate Compliance Committee that ensure the prompt and consistent action against any violation of this Code of Conduct.

6.1	Corporate Compliance Hotline

Scientific-Atlanta maintains a confidential reporting mechanism that permits employees and other interested parties to report possible violations of law, company policy or government regulations directly to senior corporate management through the Company’s Chief Compliance Officer. The Chief Compliance Officer reports directly to the Audit Committee of the Board of Directors and to the General Counsel of the Company. Employees are encouraged to report potential issues directly to their local management. However, if confidentiality is desired, you may make a confidential report by contacting the Company’s Chief Compliance Officer. The following is his contact information:

Vice President and Chief Compliance Officer

Scientific-Atlanta, Inc.

5030 Sugarloaf Parkway

Lawrenceville, GA 30044

USA

Email: compliance@sciatl.com

U.S. Toll Free: 1-866-598-2666

Outside the U.S.: 770-236-4839

Confidential Fax: 770-236-4751

Anonymous reports will receive equal consideration. However, please remember it is more difficult to investigate and gather further information from an anonymous source.

6.2	Audit Committee Whistleblower Procedures

Anyone may submit on a confidential, anonymous basis any concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters directly to the Audit Committee by calling the Audit Committee hotline, which is completely administered by a third party. You can call the Audit Committee hotline at 888-339-6397.

Any attorney of the Company may submit on a confidential, anonymous basis if he or she so desires, any evidence of a material violation of securities law or breach of fiduciary duty or similar violation by the Company or any Company agent by setting forth evidence of the violation in writing and forwarding it in a sealed envelope to the Chair of the Audit Committee, in care of the Corporate Secretary, such envelope to be labeled with the following legend: “To Be Opened by the Audit Committee Only.” If such attorney would like to discuss any matter with the Audit Committee, the attorney should indicate this in the submission and include a telephone number at which he or she might be contacted if the Audit Committee deems it appropriate. Any such envelopes received by the Corporate Secretary shall be forwarded promptly without review to the Chair of the Audit Committee.

Concerns, complaints or evidence of violations described above in this Section 6.2 may also be submitted via the Company’s confidential voice messaging system described in Section 6.1 above.

APPENDIX B

BOARD CORPORATE GOVERNANCE GUIDELINES

Purpose

The Board of Directors of Scientific-Atlanta, Inc. (the “Company”) and its committees shall take appropriate actions to set the overall corporate tone for ethical behavior, sound business practices and quality financial reporting. The Board shall engage in active, independent and informed oversight of the Company’s business and affairs, including its senior management. In order to improve the effectiveness of such oversight, the Board has adopted these corporate governance guidelines to establish and preserve the independence and objectivity of directors by eliminating conflicts of interest and undue influence or control by management of the Company, and to provide directors with timely and sufficient information and analysis necessary to the discharge of their oversight responsibilities.

Qualification Standards

The Board shall review from time to time the skills, experience and characteristics of the current Board members and the needs of the Board and its committees to carry out their functions effectively. In evaluating the suitability of individual Board members, the Board will consider many factors, including integrity, character, mature judgment, independence, financial literacy, experience with similar companies and understanding of the Company’s business. In general, the Board believes that its membership should reflect a diversity of experience, gender, race, ethnicity and age.

Independence.    The Board shall consider the rules and regulations relating to director independence of the Securities and Exchange Commission (“SEC”) and The New York Stock Exchange (“NYSE”), and other non-employee director requirements, when appointing a new director or filling committee assignments. At least a majority of the Board will at all times be comprised of directors who meet the criteria for independence required by the NYSE and the SEC.

Change In Corporate Affiliations.    Directors who change the primary job responsibility they had when last elected to the Board shall submit a letter of resignation to the Governance and Nominations Committee (the “Governance Committee”) so that the Governance Committee and the Board can determine, on a case-by-case basis, whether their Board membership would continue to be free from conflict of interest and is otherwise appropriate and whether current committee assignments are appropriate given the change.

Mandatory Retirement and Term Limits.    The Board believes that it is in the best interest of the Company if as a matter of normal practice Directors do not serve beyond the age of 72. The Board’s policy is that no person who would be over the age of 69 at the time of the meeting at which such person would be elected will be recommended for election or re-election to the Board. In special and unusual cases, the Governance Committee may make exceptions to this retirement policy. Other than this retirement policy, the Board does not believe it should limit the number of terms for which an individual may serve as a director because directors who have served on the Board for an extended period of time are able to provide valuable insight into the Company’s operations and prospects based on their experience with the Company.

Selection Process for New Board Members.    The Board shall consider new Board candidates in accordance with the process set forth in Appendix A hereto. The Governance Committee will consider nominations recommended by shareholders for directors who meet the minimum director qualifications and Board composition requirements set forth in Appendix A. Nominations must satisfy the process set forth in Appendix A and the procedures for nominations of directors set forth in the Company’s By-laws, and must be in writing and addressed to Chairman, Governance and Nominations Committee, in care of the Office of the Corporate Secretary, Scientific-Atlanta, Inc., P.O. Box 465447, 5030 Sugarloaf Parkway, Lawrenceville, GA 30042.

Director Responsibilities

In addition to providing oversight and strategic guidance to the Company’s senior management, the Board shall perform a number of specific functions, including, but not limited to:

1.	Selecting, evaluating and compensating the CEO and overseeing CEO succession planning;

2.	Annually appointing the Company’s corporate officers and providing counsel on the evaluation, development and compensation of senior management;

3.	Reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions;

4.	Reviewing and monitoring the Company’s financial objectives, strategic plans and significant actions, including significant capital allocations and expenditures;

5.	Assessing corporate performance and operating results against the Company’s strategic business plans and understanding the assumptions upon which these plans are based;

6.	Annually reviewing one-year operating plan that reflects strategic milestones;

7.	Assessing major risks facing the Company and reviewing options for their mitigation;

8.	Reviewing the Company’s dividend policy on a quarterly basis;

9.	Ensuring the ethical behavior and legal and regulatory compliance of the Company; and

10.	Ensuring governance processes are in place for maintaining the integrity of the Company’s financial statements, the integrity of compliance with law and ethics, the integrity of relationships with customers and suppliers, and the integrity of relationships with shareholders and other stakeholders.

Code of Conduct.    Each director shall maintain the Company’s standards of conduct and integrity, including complying with the Company’s Code of Conduct. If an actual or potential conflict of interest arises for a director, the director shall promptly inform the Governance Committee. All directors will recuse themselves from any discussion or decision affecting their personal, business or professional interests.

Attendance.    The Board has five regularly scheduled meetings a year at which it reviews and discusses reports by management on the performance of the Company, its plans and prospects, as well as immediate issues facing the Company. The chair of the Board and of each committee has the flexibility to call a special meeting in his or her discretion. Each director is expected to commit the time necessary to prepare for, attend (in person or telephonically) and actively participate in regular and special meetings of the Board and committees on which they serve as needed to properly discharge his or her Board responsibilities The Board has not adopted a policy limiting the number of boards on which a director may sit, but directors should take into consideration the time commitment for service on the Company’s Board when deciding to sit on a new board.

Non-Management and Independent Director Sessions.    The non-employee members of the Board shall meet four times a year without management present; provided however, that at least one of the four non-management director sessions shall be attended only by the independent members of the Board. The lead director presiding over the non-management and independent director sessions shall be rotated among the committee chairs, who shall be responsible for developing an agenda. The purpose of these executive sessions shall include review of board policies, processes and practices, review of management performance, management succession plans and establishing key practices that promote professionalism, integrity, transparency, legal compliance and high ethical standards within the Company. The chair of the Governance Committee may call executive sessions of non-management directors as necessary to promote open communications among non-management and independent directors.

Advance Review of Meeting Materials.    Information and data which are important to the Board’s understanding of the business and proposed Board actions will be distributed in writing to the Board before the Board meets. Management will make every attempt to provide concise, relevant pre-meeting materials.

Director Orientation and Continuing Education.    The Company’s general counsel, vice president of human resources, chief compliance officer and chief financial officer shall be responsible for providing orientation materials for new directors, and for periodically providing materials or briefing sessions for all directors on subjects that would assist them in discharging their duties.

Director Evaluation.    The Board and its committees shall conduct a self-evaluation periodically (and at least as often as required by applicable SEC and NYSE rules) to determine whether it and its committees are functioning effectively.

Director Compensation

The Governance Committee shall have responsibility for recommending to the Board compensation and benefits for non-employee directors. In discharging this duty, the Governance Committee shall be guided by the following goals:

•	compensation should fairly pay directors for work required in a company of similar size and scope of the Company;

•	the structure of the compensation should be simple, transparent and easy for shareholders to understand;

•	compensation should align directors’ interests with the long-term interests of shareholders; and

•	the Board’s policy that each director should hold Company stock at a level of three times the annual retainer for outside directors.

The Governance Committee shall review on an annual basis the form and amount of director compensation and benefits, including the annual retainer fee, the retainer fee for committee chairs, the annual stock award, the annual retirement award and the annual option grant.

Board Committees

The Board has the following standing committees:

•	The Audit Committee, which selects the Company’s independent auditors, evaluates the audit services and establishes policies on auditor rotation as appropriate based on its evaluations of audit services, evaluates the Company’s financial, accounting and audit policies, functions and systems, and approves the engagement of independent auditors to provide non-audit services;

•	The Executive Committee, which acts for the Board between meetings, subject to certain limitations;

•	The Governance and Nominations Committee, which considers nominations for directors, provides oversight of Board governance (including issues concerning size, committee structure, membership and compensation of the Board), ensures the ethical behavior and legal and regulatory compliance of the Company and ensures that governance processes are in place for maintaining the integrity of the Company’s financial statements and the integrity of relationships with customers, suppliers shareholders and other stakeholders;

•	The Human Resources and Compensation Committee (“HRCC”), which makes determinations as to the compensation and benefits to be paid to the Company’s officers and key employees; and

•	The Pension Committee, which monitors the Company’s qualified retirement plans to determine whether they are adequately funded and that funds are properly invested, reviews the performance of firms which provide investment advice and services to the Company on pension investment matters, and reviews material changes to the Company’s retirement plans.

The Board has the flexibility to form a new committee or subcommittee, or disband a current committee or subcommittee, at any time depending upon the circumstances and subject to the Georgia Business Corporation Code, SEC rules and regulations, NYSE listed company rules, Internal Revenue Code (“IRC”) requirements, and any other regulatory requirements. In addition, the Board shall consider applicable SEC, NYSE and IRC requirements when filling committee assignments with independent, non-employee directors as appropriate. The Governance Committee annually reviews the members of the Board committees and rotates committee chairs and members as appropriate to ensure that the committees are functioning properly and are productive.

Board Relationship with Management and Access to Independent Advisors

CEO Selection and Succession Planning.    The Board selects the Company’s CEO and Chairman in a manner that it determines to be in the best interests of the Company’s stakeholders. The HRCC reviews the CEO’s performance on an annual basis and determines the specific criteria on which CEO performance is evaluated. The Governance Committee periodically reviews the Company’s policies regarding management succession in the event of an emergency or retirement of the CEO.

Access to Senior Management.    Board members shall have full and free access to the officers, employees and the books and records of the Company. The CEO will, as appropriate, invite senior managers to attend Board meetings.

Access to Independent Advisors.    The Board and its committees shall have the right at any time to retain independent outside financial, legal or other advisors. In addition, the Company’s Vice President of Internal Audit and Vice President and Chief Compliance Officer each have a direct reporting line to the Audit Committee.

Management and Outside Boards.    The primary obligation of the CEO is to the Company, but it is recognized that service by the CEO on outside boards can be beneficial. Prior to accepting a new outside director position, the CEO shall discuss the outside board position with the Board. In addition, all outside board positions, except board positions with non-profit organizations, of the Company’s corporate officers must be approved by the Governance Committee. Except as approved by the Governance Committee, corporate officers shall not serve on more than two SEC reporting companies.

Management Stock Ownership.    In order to align the interests of officers and shareholders, executive officers of the Company are encouraged to hold Company stock at a level of one times their annual salary and three times annual salary in the case of the CEO.

Board Relationship with Shareholders and Others

Attendance at Annual Shareholders Meetings.    Each director is expected to be present at the annual shareholders meeting and to be available to respond to appropriate questions. Any director not able to attend an annual shareholders meeting shall notify the Chairman of the Board in advance.

Shareholder and Other Communications with the Board.    Any person, including any shareholder, who has a concern about the Company’s governance, by-laws, corporate conduct, business ethics or financial practices may communicate that concern to the Board of Directors by writing to the Board in care of the Office of the Corporate Secretary, Scientific-Atlanta, Inc., P.O. Box 465447, 5030 Sugarloaf Parkway, Lawrenceville, GA 30042. Concerns and proposed amendments to the Company’s by-laws communicated to the Board in the manner set forth in the foregoing sentence will be addressed through the Company’s regular procedures for addressing such matters. Depending on the nature of the concern, it may be referred to the Company’s compliance officer, the internal audit department, the legal or finance department or other appropriate departments. As they deem necessary or appropriate, the chairs of the Governance Committee and the Audit Committee may direct that certain concerns communicated to them be presented to the non-management directors as a group or that they receive special treatment, including the retention of outside counsel or other outside advisors. The status of concerns and proposed by-law amendments communicated to the Board, other than trivial or obscene items, will be reported periodically to the chair of the Governance Committee and the Audit Committee, as appropriate. In addition, the Company shall publish on its website procedures for communicating any concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters directly to the Audit Committee by calling an Audit Committee hotline that is completely administered by a third party.

APPENDIX A TO APPENDIX B: SELECTION PROCESS FOR NEW BOARD CANDIDATES

1.	The Governance and Nominations Committee shall regularly assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In addition, the Governance and Nominations Committee shall regularly evaluate the structure of the Board and whether there are any specific qualities or skills that would complement the existing strengths of the Board or otherwise satisfy the Board composition principles set forth below.

2.	In the event that vacancies are anticipated, or otherwise arise, the Chair of the Governance and Nominations Committee shall initiate a search with specific criteria. Candidates may come to the attention of the Governance and Nominations Committee through current Board members, professional search firms, shareholders or other persons; provided however, that any shareholder nominations for director must comply with the procedures set forth in the Company’s By-laws.

3.	An initial slate of candidates that satisfies specific criteria determined above and the minimum director qualifications set forth below will be identified and presented to the Governance and Nominations Committee. A background check will be conducted to ensure that all director candidates qualify for membership on the Board and otherwise satisfy the Board composition considerations set forth below.

4.	The Chairman of the Board and at least one member of the Governance and Nominations Committee will interview prospective candidate(s).

5.	The full Board will be kept informed of progress.

6.	The Governance and Nominations Committee shall meet to consider and approve a final candidate (conduct interviews as schedules permit).

7.	The Governance and Nominations Committee, based on background information and the information obtained in interviews, shall determine whether to recommend to the full Board that a candidate be nominated to the Board.

Minimum Director Qualifications:

Members of the Board of Directors should have:

•	the highest professional and personal ethics and values,

•	broad experience at the policy-making level in business, government, education, technology or public interest,

•	ability to provide insights and practical wisdom based on their experience and expertise,

•	commitment to enhancing stockholder value,

•	sufficient time to effectively carry out their duties; their service on other boards of public companies should be limited to a reasonable number, and

•	independence, as defined by applicable Securities and Exchange Commission and New York Stock Exchange Listed Company rules.

Board Composition:

The Governance and Nominations Committee identifies, investigates and recommends prospective directors to the Board with the goal of creating a balance of knowledge, experience and diversity. Candidates for Director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Corporation and the long-term interests of stockholders. In conducting this assessment, the Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Corporation, to maintain a balance of knowledge, experience and capability.

APPENDIX C

AUDIT COMMITTEE CHARTER

Purpose

The purpose of the Audit Committee shall be to assist the Board of Directors of Scientific-Atlanta, Inc. (the “Company”) in its oversight over and serving as an independent, objective check and balance on the Company’s financial reporting and internal control. In particular, the purpose of the Audit Committee (the “Committee”) shall be to assist the Board in its oversight of:

•	The integrity of the financial statements and information of the Company, including the audited annual and the unaudited quarterly financial statements of the Company;

•	The independence, qualifications, performance and compensation of the Company’s Independent Accountant;

•	The performance of the Company’s internal audit function and the Vice President of Internal Audit (the “Internal Auditor”); and

•	The Company’s compliance with legal, regulatory and internal Company policies and the performance of the Vice President and Chief Compliance Officer (the “Compliance Officer”).

Membership

The Committee shall be comprised of at least three directors appointed by the Board. The Board shall appoint only members who are qualified under the independence, financial literacy, accounting or related financial management expertise, and other applicable governance rules, regulations or standards adopted by the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”). In addition, the Board of Directors shall appoint at least one member of the Committee that qualifies as a financial expert under the SEC rules promulgated under Section 407 of the Sarbanes-Oxley Act of 2002 (the “Act”).

The Committee members, one of whom shall be Chairman, shall be appointed annually at the meeting of the Board immediately following the annual meeting of shareholders. Committee members may be removed by the Board at any time in its discretion.

Authority

The Committee shall be directly responsible for the appointment, compensation, retention, dismissal and oversight of the work of any public accounting firm engaged (including the resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (the “Independent Accountant”). The Independent Accountant shall report directly to the Committee.

The Committee shall have the authority to carry out its responsibilities under this charter and to conduct investigations of matters within the scope of its functions. The Committee shall have the authority to obtain advice and assistance from external legal, accounting or other advisors it deems appropriate in its sole discretion. After consulting with the Board of Directors, the Committee shall have authority to redress identified violations of the Company’s internal policies, including the Code of Conduct and other compliance policies. The Company shall provide appropriate funding for the Committee to carry out its duties.

Responsibilities

In furtherance of its purpose, the Committee shall have the following responsibilities:

A.	Documents, Reports and Reviews

1.	Review quarterly results which will be included in the earnings press release prior to distribution to the public. This review will be performed by the Chairman or his designee.

2.	Discuss the Company’s earnings press releases, as well as financial information and any earnings guidance provided to analysts and rating agencies.

3.	Review the annual audited financial statements and quarterly financial statements with management and the Independent Accountant, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to filing such statements with the SEC.

4.	Prepare the annual Committee Report for inclusion in the Company’s proxy statement, in accordance with all applicable rules and regulations.

5.	Review and reassess on an annual basis the adequacy of the Committee charter with respect to applicable NYSE, SEC and other corporate governance standards.

6.	Review periodically the adequacy of the Internal Audit charter and the Compliance Officer’s charter.

7.	Meet separately, at least once a year, with the Company’s management, the Internal Auditor, the Compliance Officer and the Independent Accountant.

8.	Conduct an annual performance evaluation of the Committee.

9.	Review annual performance evaluations of the Internal Auditor and the Compliance Officer as prepared by the Chief Financial Officer and the Chief Legal Officer, respectively.

B.	Independent Accountant

1.	Engage and dismiss the Independent Accountant in its sole discretion.

2.	Establish and maintain pre-approval procedures for all auditing services and non-audit services provided to the Company by the Independent Accountant in accordance with the SEC rules and regulations promulgated under Section 202 of the Act.

3.	Establish compensation to the Independent Accountant for audit and non-audit services.

4.	Review with management and the Independent Accountant the annual audit scope, significant accounting policies and audit conclusions.

5.	Provide a basis for direct exchanges of views and information between the Committee and the Independent Accountant concerning unresolved differences between management and the Independent Accountant arising from the audit, any failure of internal controls, or any other significant financial or accounting matters.

6.	Review periodic reports from the Independent Accountant provided in accordance with Section 204 of the Act regarding:

•	All critical accounting policies and practices;

•	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Independent Accountant; and

•	Other material written communications between the Independent Accountant and management, such as any management letter or schedule of unadjusted differences.

7.	Review compliance by the Independent Accountant with independence requirements under applicable NYSE and SEC rules and regulations. The Committee is responsible for ensuring that the Independent Accountant submits on an annual basis to the Committee a formal written statement delineating all relationships between such Independent Accountant and the Company and the Committee is responsible for actively engaging in a dialog with the Independent Accountant with respect to any disclosed relationships or services that may impact the objectivity and independence of the Independent Accountant and for recommending that the Board of Directors take appropriate action in response to the Independent Accountant’s report to satisfy itself of the Independent Accountant’s independence.

8.	At least annually, obtain and review a report by the Independent Accountant describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the Independent Accountant’s independence) all relationships between the Independent Accountant and the Company.

9.	Review the overall performance of the Independent Accountant.

10.	Review periodically with management policies with respect to hiring former employees of the Independent Accountant.

C.	Financial Reporting, Auditing and Internal Controls

1.	Review with the Independent Accountant, the Internal Auditor and management, the integrity of the Company’s financial reporting processes and disclosure controls.

2.	Review with the Independent Accountant, the Internal Auditor and management, the adequacy and effectiveness of the Company’s internal controls to ensure completeness and accuracy of the Company’s financial statements and compliance with Section 404 of the Act.

3.	Prior to filing Form 10-K, review with the Independent Accountant and the Internal Auditor the matters required under Statement of Auditing Standards Nos. 61, 89 and 90, as amended, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and any significant unresolved disagreements with management. In addition, review management’s response to any “management” or “internal control” letter issued, or proposed to be issued, by the Independent Accountant to the Company.

4.	Discuss with management the Company’s procedures, and any related policies, with respect to risk assessment and risk management.

D.	Internal Audit

1.	Approve the hiring, reassignment or dismissal of the Internal Auditor. The Internal Auditor will report to the Committee and the Chief Financial Officer. The Chief Financial Officer will have day-to-day management responsibility for the Internal Auditor.

2.	Provide a basis for direct exchanges of views and information between the Committee and the Internal Auditor concerning significant uncorrected failures of internal control, improper conduct or other significant financial or accounting matters, which in the opinion of the Internal Auditor, are not receiving adequate management attention.

3.	Monitor Company’s internal controls, and, in that connection, receive quarterly reports from the Internal Auditor.

4.	Review and approve an annual audit plan prepared by the Internal Auditor regarding objectives, activities, organizational structure, qualifications and staffing of the internal audit department. Review and approve any major changes to the scope of the audit plan.

5.	Review and approve an annual budget for Internal Audit that contains resources necessary to complete the annual audit plan.

E.	Compliance and Legal

1.	Approve the hiring, reassignment or dismissal of the Compliance Officer. The Compliance Officer will report to the Audit Committee and the Chief Legal Officer. The Chief Legal Officer will have day-to-day management responsibility for the Compliance Officer.

2.	Provide a basis for direct exchanges of views and information between the Committee and the Compliance Officer concerning significant uncorrected noncompliance with legal, regulatory and internal Company policies, which in the opinion of the Compliance Officer, are not receiving adequate management attention.

3.	Monitor compliance with the Company’s Code of Conduct and its Corporate Compliance Policy, and, in that connection, receive quarterly reports from the Compliance Officer.

4.	Ensure the Company maintains an appropriate ethics and compliance program as it pertains to the integrity of the Company’s financial reporting processes, both internal and external, and to perform an annual review of its effectiveness.

5.	Review and approve an annual operating plan prepared by the Compliance Officer regarding objectives, activities, organizational structure, and qualifications and staffing of the corporate compliance function. Review and approve any major change in the scope of the annual operating plan.

6.	Review and approve an annual budget for Corporate Compliance that contains resources necessary to complete the annual operating plan.

7.	Review and discuss with management, the Chief Legal Officer and the Independent Accountant any significant issues raised by the Chief Legal Officer concerning litigation, contingencies, claims or assessments.

8.	Establish and maintain whistleblower procedures for reporting concerns and violations under Sections 301 and 307 of the Act that address:

•	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;

•	the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters; and

•	the receipt, retention and treatment of complaints received by the Company through the up-the-ladder reporting requirements that require certain attorneys to report evidence of a material violation of securities law or breach of fiduciary duty or similar violation by the Company or any Company agent.

9.	Provide assistance to the Board of Directors in fulfilling its fiduciary responsibilities relating to corporate accounting and reporting practices. Report regularly to the full Board of Directors as to the foregoing when appropriate.

Meetings

There will be a minimum of five regular meetings per calendar year. In addition, special meetings may be called by the Chairman as needed. The agenda for each meeting shall be as necessary for the Committee to carry out its duties under this charter.

APPENDIX D

GOVERNANCE AND NOMINATIONS COMMITTEE CHARTER

Purpose

The purpose of Governance and Nominations Committee (the “Committee”) includes:

•	providing oversight of the governance of the Board of Directors;

•	developing and recommending to the Board a set of corporate governance principles applicable to the Company;

•	making recommendations to the Board as a whole concerning Board size, make-up structure and compensation;

•	identifying individuals qualified to become Board members, consistent with criteria approved by the Board;

•	selecting or recommending that the Board select the director nominees for the next annual meeting of shareholders; and

•	recommending to the whole Board nominees for the positions of Chairman of the Board, Chairmen of the various committees of the Board, and members of the various committees of the Board.

Membership

The Committee shall be comprised of at least three directors appointed by the Board. The Board shall appoint only members who are qualified under the applicable independence rules, and other governance rules, regulations or standards adopted by the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”). The Committee members, one of whom shall be Chairman, shall be appointed annually at the meeting of the Board immediately following the annual meeting of shareholders. Committee members may be removed by the Board at any time in its discretion.

Authority

The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms. Nothing contained in this charter shall in any way restrict or limit the right of any individual Director to individually make recommendations or proposals to the Board on any matter with respect to which this Committee has a duty to make recommendations. The Committee has the authority to delegate to a subcommittee comprised of one or more of its members any of its duties as it deems appropriate.

Duties and Responsibilities

The Committee shall:

1.	Periodically review all Policies and Procedures related to Board or Corporate governance adopted by the Board and recommend to the Board any changes therein and any additional policies or procedures deemed appropriate by the Committee.

2.	Oversee compliance with and implementation of all such Policies and Procedures; exercise oversight of matters involving Board and Corporate Governance.

3.	Periodically review the Charters (i.e., formal statements of functions, duties and responsibilities approved by the Board) of the Chairman of the Board and each of the Committees of the Board and recommend, after consultation with and input from the individual or committee involved, any changes therein or additions thereto deemed appropriate by the Committee.

4.	With respect to the nomination of new candidates for Board Membership:

•	recommend to the Board the criteria, qualifications, and experience deemed appropriate for the particular vacancy to be filled, taking into account (i) the need to maintain balance on the Board, (ii) any need for particular skills and expertise, including financial literacy skills and accounting or related financial management expertise, and (iii) the independence requirements of any applicable SEC or NYSE rule;

•	recommend the procedure to be followed in developing a list of candidates, and interviewing and evaluating them;

•	implement the approved criteria and procedures;

•	and recommend to the whole Board a candidate or candidates for each position to be filled.

5.	When appropriate or necessary, make recommendations to the Board regarding the retirement, resignation, removal or succession of members of the Board or the Chairman of the Board.

6.	Periodically review the composition of the committees of the Board with the chairmen of those committees and make, as appropriate, recommendations for the assignment or re-assignment of members to, and/or chairmen of, those committees.

7.	Annually determine, justify and designate the Board member that qualifies as a financial expert for purposes of the audit committee.

8.	Recommend to the full Board from time to time the Base Annual Director’s Fee, Meeting Attendance Fees, and other fees, compensation and benefits of every nature, direct and indirect, current and deferred, payable to Directors of the Company for services as a Director and to the Chairman of the Board for services as Chairman.

9.	Oversee evaluations of the Board, Board committees and management as deemed appropriate by the Committee, including an annual performance of this Committee.

10.	Report regularly to the full Board of Directors as to the foregoing when appropriate.

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The Board of Directors favors an affirmative vote for the nominees for director listed below and for proposal 2.

1. Election of Directors listed below

FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐

Nominees: (1) JAMES I. CASH, JR. (2) JAMES F. MCDONALD, AND (3) TERENCE F. MCGUIRK

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2. Ratification of the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 1, 2005.	☐	☐	☐

S C A N L I N E

Note: Please date and sign this Proxy exactly as name appears. When signing as attorney, trustee, administrator, executor or guardian, please give your title as such. In the case of joint tenants, each joint owner should sign.

Date	Share Owner sign here	Co-Owner sign here

SCIENTIFIC-ATLANTA, INC.

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON NOVEMBER 3, 2004

The undersigned hereby appoints James F. McDonald and Michael C. Veysey, and each of them, with full power of substitution, attorneys and proxies of the undersigned, to represent the undersigned and to vote the Common Stock as specified below at the Annual Meeting of Shareholders of Scientific-Atlanta, Inc. to be held on November 3, 2004 at 9:00 a.m., local time, at Scientific-Atlanta’s offices at 5030 Sugarloaf Parkway, Lawrenceville, GA 30044, and at any postponement or adjournment thereof, upon the following matters and in accordance with their best judgment with respect to any other matters which may properly come before the meeting, all as more fully described in the Proxy Statement for said Annual Meeting (receipt of which is hereby acknowledged).

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE DESIGNATED INDIVIDUALS WITH RESPECT TO MATTERS INCIDENTAL TO THE CONDUCT OF THE MEETING OR WHICH MAY OTHERWISE PROPERLY COME BEFORE THE MEETING. IF ANY OF THE NOMINEES FOR DIRECTOR ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PROXYHOLDER WILL VOTE FOR SUCH OTHER PERSON OR PERSONS AS THE BOARD OF DIRECTORS MAY RECOMMEND.

SCIENTIFIC-ATLANTA

P.O. BOX 11135

NEW YORK, N.Y. 10203-0135

(Continued and to be dated and signed on the reverse side.)